      As filed with the Securities and Exchange Commission on June 3, 1997
                                                 Registration No. 333-26447
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                   RIGGS NATIONAL CORPORATION                                             RIGGS CAPITAL II
      (Exact name of registrant as specified in its Charter)        (Exact name of registrant as specified in its Trust Agreement)

                              Delaware                                                          Delaware
   (State or other jurisdiction of incorporation or organization)    (State or other jurisdiction of incorporation or organization)

                             52-1217953                                                     To Be Applied For
              (I.R.S. Employer Identification Number)                            (I.R.S. Employer Identification Number)

                   1503 Pennsylvania Avenue, N.W.                                    c/o RIGGS NATIONAL CORPORATION
                       Washington, D.C. 20005                                        1503 Pennsylvania Avenue, N.W.
                           (301) 887-6000                                                Washington, D.C. 20005
   (Address, including zip code, and telephone number, including                             (301) 887-6000
      area code, of registrant's principal executive offices)                        (Address, including zip code,
                                                                                and telephone number, including area code,
                                                                               of registrant's principal executive offices)

                                --------------
                             Linda A. Madrid, Esq.
                          Riggs National Corporation
                             800 17th Street, N.W.
                            Washington, D.C. 20006
                                (301) 887-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                   Copy to:
                             Robert H. Craft, Jr.
                              Sullivan & Cromwell
                        1701 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20006

                                --------------

Approximate date of commencement of proposed sale of securities to the public:
As soon as practicable after the effective date of this registration statement.

                                --------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               RIGGS CAPITAL II

                             CROSS REFERENCE SHEET

                  (Pursuant to Item 501(b) of Regulation S-K)


        Form S-3 Item Number and Captions                                    Heading or Location in Prospectus
----------------------------------------------------------           ---------------------------------------------------
 1. Forepart of the Registration Statement and                       Facing Page; Cross Reference Sheet; Outside
    Outside Front Cover Page of Prospectus................           Front Cover Page of Prospectus

 2. Inside Front and Outside Back Cover Pages of                     Inside Front and Outside Back Cover Pages of
    Prospectus............................................           Prospectus; Available Information;
                                                                     Incorporation of Certain Documents by
                                                                     Reference

 3. Summary Information, Risk Factors and Ratio of                   Prospectus Summary; Risk Factors; Ratio of
    Earnings to Fixed Charges.............................           Earnings to Fixed Charges and Ratio of
                                                                     Earnings to Combined Fixed Charges and
                                                                     Preferred Stock Dividend Requirements

 4. Use of Proceeds.......................................           Use of Proceeds

 5. Determination of Offering Price.......................           *

 6. Dilution..............................................           *

 7. Selling Security Holders..............................           Selling Securityholders

 8. Plan of Distribution..................................           Plan of Distribution

 9. Description of Securities to be Registered............           Description of Capital Stock

10. Interests of Named Experts and Counsel................           Validity of Securities

11. Material Changes......................................           Description of the Series C Preferred
                                                                     Securities; Description of the Series C
                                                                     Subordinated Debentures; Description of the
                                                                     Series C Guarantee; Relationship Among the
                                                                     Series C Preferred Securities, the Series C
                                                                     Subordinated Debentures, the Expense
                                                                     Agreement and the Series C Guarantee

12. Incorporation of Certain Information by                          Incorporation of Certain Documents
    Reference.............................................           by Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities........           *

--------------------
* Not applicable.

                                 $200,000,000

                          Riggs National Corporation

                        Junior Subordinated Deferrable
                              Interest Debentures

                               Riggs Capital II

                  8 7/8% Trust Preferred Securities, Series C
              (Liquidation Amount $1,000 per Preferred Security)

                         200,000 Preferred Securities

                    Fully and Unconditionally Guaranteed by

                          Riggs National Corporation

     The 8 7/8% Trust Preferred Securities, Series C (the "Series C Preferred Securities"), offered hereby represent beneficial interests in Riggs Capital II, a trust formed under the laws of the State of Delaware (the "Series C Issuer"). Riggs National Corporation, a Delaware corporation (the "Corporation"), is the owner of all of the beneficial interests represented by common securities of the Series C Issuer (the "Series C Common Securities" and, collectively with the Series C Preferred Securities, the "Series C Securities"). The Bank of New York is the Property Trustee of the (Continued on the following pages)

     See "Risk Factors" beginning on page 15 hereof for certain information relevant to an investment in the Series C Preferred Securities.

    THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS
       OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL
         DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               ----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE

                               ----------------

     The Series C Preferred Securities offered hereby are being offered for sale from time to time by the selling securityholders named herein (the "Selling Securityholders"), and neither the Corporation nor the Series C Issuer will receive any of the proceeds from such sales. The Series C Preferred Securities may be sold in the over-the-counter market or on any national securities exchange or automated quotation system on which the Series C Preferred Securities may be listed or quoted in the future, in negotiated transactions, through the writing of options on shares or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related thereto or at negotiated prices. Each Selling Securityholder may sell shares directly to other purchasers, through agents or through broker-dealers, which may receive compensation in the form of underwriting discounts, concessions or commissions (and such compensation may be in excess of customary commissions). See "Plan of Distribution".



               The date of this Prospectus is June 3, 1997.

(continued from the previous page)

Series C Issuer. The Series C Issuer exists for the sole purpose of issuing the Series C Securities and investing the proceeds from the sale thereof in $206,186,000 aggregate principal amount of 8 7/8% Junior Subordinated Deferrable Interest Debentures, Series C (the "Series C Subordinated Debentures"), to be issued by the Corporation. The Series C Subordinated Debentures will mature on March 15, 2027 (which date may be shortened to a date not earlier than March 12, 2012 in certain circumstances as described under "Description of Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption") ( the "Stated Maturity"). The Series C Preferred Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series C Common Securities. See "Description of the Series C Preferred Securities--Subordination of the Series C Common Securities".

     The Series C Preferred Securities were originally issued by the Series C Issuer to Dillon, Read & Co. Inc. (the "Initial Purchaser") and were subsequently resold by the Initial Purchaser to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

     The Series C Preferred Securities are listed on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc.

     Holders of the Series C Preferred Securities are entitled to receive preferential cumulative cash distributions accumulating from March 12, 1997 and payable semi-annually in arrears on June 30 and December 31 of each year, commencing June 30, 1997, at the annual rate of 8 7/8% of the Liquidation Amount (as defined herein) of $1,000 per Series C Preferred Security ("Distributions"). Subject to certain exceptions, the Corporation has the right to defer payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 8 7/8%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series C Subordinated Debentures are so deferred, Distributions on the Series C Preferred Securities will also be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the capital stock of the Corporation or debt securities of the Corporation that rank pari passu with or junior to the Series C Subordinated Debentures. During an Extension Period, interest on the Series C Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series C Preferred Securities are entitled will accumulate) at the rate of 8 7/8% per annum, compounded semi-annually, and holders of the Series C Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of the Series C Subordinated Debentures--Right to Defer Interest Payment Obligation", "Certain Federal Income Tax Consequences--Original Issue Discount" and "Risk Factors--Right to Defer Interest Payment Obligation; Tax Consequences; Market Price Consequences".

     The Corporation has, through the Series C Guarantee, the Trust Agreement, the Series C Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series C Issuer's obligations under the Series C Preferred Securities. See "Relationship Among the Series C Preferred Securities, the Series C Subordinated Debentures, the Expense Agreement and the Series C Guarantee--Full and Unconditional Guarantee". The Series C Guarantee of the Corporation (the "Series C Guarantee") guarantees the payment of Distributions and payments on liquidation or redemption of the Series C Preferred Securities, but only in each case to the extent of funds held by the Series C Issuer, as described herein. See "Description of the Series C Guarantee". If the Corporation does not make interest payments on the Series C Subordinated Debentures held by the Series C Issuer, the Series C Issuer will have insufficient funds to pay Distributions on the Series C Preferred Securities. The Series C Guarantee does not cover payment of Distributions when the Series C Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of the Series C Preferred Securities may institute a legal proceeding directly against the Corporation to enforce payment of such Distributions to such holder. See "Description of the Series C Subordinated Debentures--Enforcement of Certain Rights by Holders of the Series C Preferred Securities". The obligations of the Corporation under the Series C Guarantee and the Series C Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of the Series C Subordinated Debentures--Subordination") of the Corporation.

(continued from the previous page)

     The Series C Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series C Subordinated Debentures at their Stated Maturity (as defined herein) or their earlier redemption. Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies, the Series C Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the Corporation (i) on or after March 15, 2007, in whole at any time or in part from time to time at a redemption price (the "Optional Redemption Price") equal to 104.438% of the principal amount thereof on March 15, 2007, declining ratably on each March 15 thereafter to 100% on or after March 15, 2017, plus accrued and unpaid interest thereon to the date of redemption, or (ii) at any time whether before or after March 15, 2007, in whole (but not in part), within 90 days following the occurrence and continuation of a Tax Event (as defined herein) at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of Redemption (the "Tax Event Redemption Price"), subject to the conditions described under "Description of Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption" or (iii) at any time prior to March 15, 2007, in whole but not in part, within 90 days following the occurrence and continuation of a Capital Treatment Event (as defined herein), at a redemption price equal to the Make-Whole Amount (as defined herein) plus accrued and unpaid interest thereon to the date fixed for redemption (the "Capital Event Redemption Price"). See "Description of the Series C Subordinated Debentures--Optional Redemption" and "Description of the Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption".

     The Corporation has the right at any time to terminate the Series C Issuer and cause the Series C Subordinated Debentures to be distributed to the holders of the Series C Preferred Securities in exchange therefor upon liquidation of the Series C Issuer, subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Description of the Series C Preferred Securities--Liquidation of the Series C Issuer and Distribution of the Series C Subordinated Debentures to Holders".

     In the event of the termination of the Series C Issuer, after satisfaction of liabilities to creditors of the Series C Issuer as required by applicable law, the holders of the Series C Preferred Securities will be entitled to receive a Liquidation Amount of $1,000 per Series C Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which will be in the form of a distribution of such amount in Series C Subordinated Debentures, subject to certain exceptions. See "Description of the Series C Preferred Securities--Liquidation Distribution upon Termination".

     The Series C Subordinated Debentures are unsecured and subordinated to all Senior Debt of the Corporation. At September 30, 1996, the aggregate outstanding Senior Debt of the Corporation was approximately $192 million. See "Description of the Series C Subordinated Debentures--Subordination".

     The Series C Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee, except as set forth below. Beneficial interests in the Series C Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Series C Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance".

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES C PREFERRED SECURITIES, INCLUDING OVER-ALLOTMENT , STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION".

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER THIS CHAPTER WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.


                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such material can also be inspected and copied at the office of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

     The Corporation and the Series C Issuer have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's homepage on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of the Series C Issuer have been included herein. The Corporation and the Series C Issuer do not consider that such financial statements would be material to holders of the Series C Preferred Securities because the Series C Issuer is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Series C Subordinated Debentures and issuing the Series C Securities. Furthermore, taken together, the Corporation's obligations under the Series C Junior Subordinated Debentures, the Indenture, the Guarantee, the Expense Agreement and the Trust Agreement (each as defined herein) provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Series C Preferred Securities. See "Description of the Series C Preferred Securities", "Description of the Series C Subordinated Debentures" and "Description of the Series C Guarantee".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     2. The Corporation's Quarterly Report on Form 10-Q for the first quarter ended March 31, 1997.

     3. The Corporation's Form 8-K, filed on December 13, 1996, March 6, 1997 and March 12, 1997.

     4. The Corporation's Proxy Statement filed April 17, 1997.

     All reports and proxy statements filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall likewise be deemed to be incorporated in this Prospectus and made a constituent part hereof by reference from the respective dates of filing. Any statement contained herein, or in a document all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Any statements contained herein or in a document all or a portion of which incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

     The Corporation will provide, without charge, to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to Ms. Linda Madrid at the corporate headquarters of the Corporation, 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005 (telephone no. (301) 887-6000).

                              PROSPECTUS SUMMARY

     This summary is qualified by the more detailed information and financial statements in the Corporation's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Amended Quarterly Report on Form 10-QA, which are incorporated by reference in this Prospectus. As used herein, (i) the "Indenture" means the Series C Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series C Issuer among the Corporation, as depositor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively with the Property Trustee and Delaware Trustee, the "Series C Issuer Trustees").


                                The Corporation

     The Corporation is a Washington, D.C.-based bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), which operates throughout the Washington, D.C. metropolitan area. The Corporation also has banking operations or separate subsidiaries in Miami, Florida; London, England; Paris, France; and Nassau, Bahamas.

     The Corporation's principal subsidiary is Riggs Bank N.A. ("Riggs Bank"), a national banking association founded in 1836 and incorporated under the national banking laws of the United States in 1896. In early 1996, the Corporation consolidated its three separate banking subsidiaries: The Riggs National Bank of Washington, D.C., The Riggs National Bank of Maryland and The Riggs National Bank of Virginia under the name Riggs Bank N.A. Riggs Bank operates 57 branches and an investment advisory subsidiary in the Washington, D.C. metropolitan area, a commercial bank in London, an Edge Act subsidiary in Miami, a branch office in London, a bank in Paris, and a bank and trust company in the Bahamas.

     Riggs Bank Europe Limited ("Riggs Europe"), formerly Riggs AP Bank Limited, a merchant bank located in London, is a wholly-owned subsidiary of Riggs Bank which provides traditional corporate banking services, commercial property financing, private banking services and trade finance.

     The Corporation is a Delaware corporation with its principal office at 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005. Its telephone number is (301) 887-6000.


                              The Series C Issuer

     The Series C Issuer is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 4, 1997. Prior to the issuance of the Series C Preferred Securities, the trust agreement was amended and restated in its entirety as described herein (as so amended and restated, the "Trust Agreement"). All of the Series C Common Securities are owned by the Corporation. The Corporation has acquired Series C Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Series C Issuer. The Series C Issuer exists for the exclusive purposes of (i) issuing and selling the Series C Securities, (ii) using the proceeds from the sale of the Series C Securities to acquire Series C Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series C Securities). Accordingly, the Series C Subordinated Debentures are the sole assets of the Series C Issuer, and payments under the Series C Subordinated Debentures are the sole revenues of the Series C Issuer. The principal executive office of the Series C Issuer is 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005, and its telephone number is (301) 887-6000.

                                  The Offering


The Series C Issuer...................  Riggs Capital II, a Delaware statutory business trust (the "Series C Issuer").
                                        The sole assets of the Series C Issuer
                                        are the Series C Subordinated
                                        Debentures.
Securities Offered....................  8 7/8% Trust Preferred Securities,
                                        Series C (the "Series C Preferred
                                        Securities"), evidencing undivided
                                        beneficial interests in the assets of
                                        the Series C Issuer. The Series C
                                        Preferred Securities offered hereby were originally issued by the Series C Issuer to the Initial Purchaser and were subsequently resold by the Initial Purchaser to qualified institutional buyers in reliance on Rule 144A under the Securities Act in March, 1997 (the "March Securities Sale").

Distributions.........................  Holders of the Series C Preferred
                                        Securities are entitled to receive
                                        cumulative cash Distributions at an
                                        annual rate of 8 7/8% of the Liquidation
                                        Amount of $1,000 per Series C Preferred
                                        Security, accumulating from March 12,
                                        1997 and payable semi-annually in
                                        arrears on June 30 and December 31 of
                                        each year, commencing on June 30, 1997.
                                        The distribution rate and the
                                        distribution and other payment dates for the Series C Preferred Securities will correspond to the interest rate and interest and other payment dates on the Series C Subordinated Debentures. See "Description of the Series C Preferred Securities".

Series C Subordinated Debentures......  The Series C Issuer has invested the proceeds from the issuance of the Series
                                        C Securities in an equivalent amount of
                                        the Series C Subordinated Debentures.
                                        The Series C Subordinated Debentures
                                        will mature on March 15, 2027. The
                                        Series C Subordinated Debentures rank
                                        subordinate and junior in right of
                                        payment to all Senior Debt of the
                                        Corporation, which is generally defined
                                        to include all other current and future
                                        indebtedness of the Corporation (except
                                        the Series A Subordinated Debentures and trade and other liabilities arising in the ordinary course of business), unless such other indebtedness expressly provides that it is not superior in right of payment to the Series C Debentures. On December 13, 1996, the Corporation issued approximately $154.6 million in aggregate principal amount of its Series A Subordinated Debentures, which will rank pari passu with the Series C Subordinated Debentures. (The Corporation does not have any Series B Subordinated Debentures issued or outstanding.) In addition, because the Corporation is a holding company, the Corporation's obligations under the Series C Subordinated Debentures are effectively subordinated to all existing and future liabilities and obligations of its subsidiaries. See "Risk Factors--Ranking of Subordinated Obligations Under the Series C Guarantee and the Series C Subordinated Debentures" and "--Holding Company Liquidity" and "Description of the Series C Subordinated Debentures-- Subordination".


Series C Guarantee....................  Payments of Distributions out of moneys held by the Series C Issuer, and
                                        payments on liquidation of the Series C
                                        Issuer or the redemption of the Series C
                                        Preferred Securities, are guaranteed by
                                        the Corporation to the extent the Series
                                        C Issuer has funds available therefor.
                                        The Corporation's obligations under the
                                        Series C Guarantee, taken together with
                                        its obligations under the Series C
                                        Subordinated Debentures, the Indenture
                                        and the Expense Agreement, constitute a
                                        full and unconditional guarantee of all
                                        of the Series C Issuer's obligations
                                        under the Series C Preferred Securities.
                                        See "Description of the Series C
                                        Guarantee" and "Relationship Among the
                                        Series C Preferred Securities, the
                                        Series C Subordinated Debentures, the
                                        Expense Agreement and the Series C
                                        Guarantee". The obligations of the
                                        Corporation under the Series C Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation. See "Risk Factors--Ranking of Subordinated Obligations Under the Series C Guarantee and the Series C Subordinated Debentures" and
                                        "Description of the Series C Guarantee".

Right to Defer Interest...............  So long as no event of default under the
                                        Indenture has occurred and is
                                        continuing, the Corporation has the
                                        right under the Indenture at any time
                                        during the term of the Series C
                                        Subordinated Debentures to defer the
                                        payment of interest at any time or from
                                        time to time for a period not exceeding
                                        10 consecutive semi-annual periods with
                                        respect to each Extension Period,
                                        provided that no Extension Period may
                                        extend beyond the Stated Maturity of the Series C Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8 7/8%, compounded semi-annually, to the extent permitted by applicable law). During an

                                        Extension Period, interest will continue to accrue and holders of the Series C Subordinated Debentures (or holders of the Series C Preferred Securities, while outstanding) will be required to accrue interest income for United States federal income tax purposes.

                                        During any such Extension Period, the
                                        Corporation may not, and may not permit
                                        any subsidiary of the Corporation to,
                                        (i) declare or pay any dividends or
                                        distributions on, or redeem, purchase,
                                        acquire or make a liquidation payment
                                        with respect to, any of the
                                        Corporation's capital stock or (ii) make
                                        any payment of principal, interest or
                                        premium, if any, on or repay, repurchase
                                        or redeem any debt securities of the
                                        Corporation (including the Series A
                                        Subordinated Debentures) that rank pari
                                        passu with or junior in right of payment
                                        to the Series C Subordinated Debentures
                                        or make any guarantee payments with
                                        respect to any guarantee by the
                                        Corporation of the debt securities of
                                        any subsidiary of the Corporation if
                                        such guarantee ranks pari passu with or
                                        junior in right of payment to the Series
                                        C Subordinated Debentures (other than
                                        (a) dividends or distributions in common
                                        stock of the Corporation, (b) any
                                        declaration of a dividend in connection
                                        with the implementation of a
                                        stockholders' rights plan, the issuance
                                        of stock under any such plan in the
                                        future or the redemption or repurchase
                                        of any such rights pursuant thereto, (c)
                                        payments under the Series C Guarantee
                                        and (d) purchases of common stock
                                        related to the issuance of common stock
                                        or rights under any of the Corporation's
                                        benefit plans for its directors,
                                        officers or employees). Prior to the
                                        termination of any such Extension
                                        Period, the Corporation may further
                                        defer the payment of interest on the
                                        Series C Subordinated Debentures,
                                        provided that no Extension Period may
                                        exceed 10 consecutive semi-annual
                                        periods or extend beyond the Stated
                                        Maturity of the Series C Subordinated
                                        Debentures. There is no limitation on
                                        the number of times that the Corporation
                                        may elect to begin an Extension Period.
                                        See "Description of the Series C
                                        Subordinated Debentures--Right to Defer
                                        Interest Payment Obligation" and
                                        "Certain Federal Income Tax
                                        Consequences--Original Issue Discount".
Optional and Tax or Capital Treatment
Event Redemption......................  Subject to the Corporation having received prior approval of the Federal
                                        Reserve to do so if then required under
                                        applicable capital guidelines or
                                        policies, the Series C Subordinated
                                        Debentures are subject to redemption
                                        prior to their Stated Maturity at
                                        the option of the Corporation (i) on or
                                        after March 15, 2007, in whole at any
                                        time or in part from time to time at the Optional Redemption Price equal to 104.438% of the principal amount thereof on March 15, 2007, declining ratably on each March 15 thereafter to 100% on or after March 5, 2017, plus accrued and unpaid interest thereon to the date of redemption, or (ii) at any time, whether occurring before or after March 15, 2007, in whole but not in part, following the occurrence and continuation of a Tax Event (as defined herein) as described under "Description of Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption", at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for redemption or
                                        (iii) at any time prior to March 15,
                                        2007, in whole (but not in part), within 90 days following the occurrence and continuation of a Capital Treatment Event (as defined herein) at a redemption price equal to the Make-Whole Amount (as defined herein) plus accrued and unpaid interest thereon to the date fixed for redemption.

                                        If the Series C Subordinated Debentures
                                        are redeemed prior to their Stated
                                        Maturity, the Series C Issuer must apply the proceeds of such redemption to redeem a Like Amount (as defined herein) of the Series C Preferred Securities and the Series C Common Securities. The Series C Preferred Securities will be redeemed upon repayment of the Series C Subordinated Debentures at their Stated Maturity. See "Description of the Series C Preferred Securities--Redemption".

Distribution of the Series C
Subordinated Debentures upon
Liquidation of the Series C
Issuer................................  The Corporation has the right at any time, subject to the prior approval of
                                        the Federal Reserve if then required
                                        under applicable capital guidelines or
                                        policies, to terminate the Series C
                                        Issuer and cause the Series C
                                        Subordinated Debentures to be
                                        distributed to the holders of the Series
                                        C Preferred Securities and the Series C
                                        Common Securities in exchange therefor
                                        upon liquidation of the Series C Issuer.
                                        In the event of the liquidation of the
                                        Series C Issuer, after satisfaction of
                                        the claims of creditors of the Series C
                                        Issuer, if any, as provided by
                                        applicable law, the holders of the
                                        Series C Preferred Securities will be
                                        entitled to receive a Liquidation Amount of $1,000 per Series C Preferred Security plus accumulated and unpaid

                                        Distributions thereon to the date of
                                        payment, which may be in the form of a
                                        distribution of a Like Amount (as
                                        defined herein) of the Series C
                                        Subordinated Debentures, subject to
                                        certain exceptions as described herein.
                                        See "Description of the Series C
                                        Preferred Securities--Liquidation of the
                                        Series C Issuer and Distribution of the
                                        Series C Subordinated Debentures to
                                        Holders".

Use of Proceeds.......................  The Corporation will not receive any proceeds from the sale of the Series C
                                        Preferred Securities offered hereby; all such proceeds will be received by the Selling Securityholders.

Shelf Registration Statement..........  Pursuant to a registration rights agreement dated March 12, 1997 (the
                                        "Registration Rights Agreement") between the Corporation, the Series C Issuer and the Initial Purchaser, the Corporation and the Series C Issuer have agreed to use their reasonable best efforts to keep a shelf registration statement (the "Shelf Registration Statement") with respect to the Series C Preferred Securities, the Series C Guarantee and the Series C Subordinated Debentures (together, the "Registrable Securities") effective until two years after the date it is declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Corporation or the Series C Issuer may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"), subject to certain exceptions. The Shelf
                                        Registration Statement is generally
                                        intended to permit the Selling
                                        Securityholders to resell from time to
                                        time the Registrable Securities that
                                        they purchased in transactions which
                                        were exempted from the registration
                                        requirements of the Securities Act.
                                        Purchasers of the Registrable Securities offered pursuant to this Prospectus will not have any rights under the Registration Rights Agreement (although all of the Registrable Securities sold pursuant to this Registration Statement will be freely tradeable except by purchasers who are "affiliates" of the Corporation or the Series C Issuer or "underwriters" of the Registrable Securities for purposes of the Securities Act). The Registration Statement, of which this Prospectus is a part, has been filed by the Corporation and the Series C Issuer with the Commission in order to meet the Corporation's and the Series C Issuer's obligations under the Registration Rights Agreement. See "Registration Rights Agreement".

                                  Risk Factors

          An investment in the Series C Preferred Securities involves substantial risks that should be considered by prospective purchasers. In addition, because holders of the Series C Preferred Securities may receive Series C Subordinated Debentures on termination of the Series C Issuer, prospective purchasers of the Series C Preferred Securities are also making an investment decision with regard to the Series C Subordinated Debentures and should carefully review all of the information regarding the Series C Subordinated Debentures contained herein. See "Description of the Series C Subordinated Debentures" and "Risk Factors".

                                 RISK FACTORS

               Prospective purchasers of the Series C Preferred Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. In addition, because holders of the Series C Preferred Securities may receive Series C Subordinated Debentures in exchange therefor on termination of the Series C Issuer, prospective purchasers of the Series C Preferred Securities are also making an investment decision with regard to the Series C Subordinated Debentures and should carefully review all of the information regarding the Series C Subordinated Debentures contained herein. See "Description of the Series C Subordinated Debentures".


Ranking of Subordinated Obligations Under the Series C Guarantee and the Series
 C Subordinated Debentures

               The obligations of the Corporation under the Series C Guarantee issued by the Corporation for the benefit of the holders of the Series C Preferred Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation, which is generally defined to include all other current and future indebtedness of the Corporation (except the Series A Subordinated Debentures and trade and other liabilities arising in the ordinary course of business), unless such other indebtedness expressly provides that it is not superior in right of payment to the Series C Subordinated Debentures. The obligations of the Corporation under the Series C Subordinated Debentures are subordinate and junior in right of payment to all such Senior Debt of the Corporation. On December 13, 1996, the Corporation issued approximately $154.6 million of its Series A Subordinated Debentures, which will rank pari passu with the Series C Subordinated Debentures. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Riggs Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series C Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. Accordingly, the Series C Subordinated Debentures and the Series C Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of the Series C Subordinated Debentures should look only to the assets of the Corporation for payments on the Series C Subordinated Debentures. See "The Corporation". None of the Indenture, the Series C Guarantee, the Expense Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of the Series C Guarantee--Status of the Series C Guarantee" and "Description of the Series C Subordinated Debentures--Subordination".

               The ability of the Series C Issuer to pay amounts due on the Series C Preferred Securities is solely dependent upon the Corporation making payments on the Series C Subordinated Debentures as and when required.


Holding Company Liquidity

               As a holding company, the Corporation conducts its operations principally through its subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is receipt of dividends from Riggs Bank and the Corporation's other subsidiary banks. However, there are legal limitations on the source and amount of dividends that a national bank such as Riggs Bank is permitted to pay. A national bank may pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation). Moreover, unless a national bank's surplus fund equals its common capital, dividends may be paid only after 10 percent of its net profits (as defined by regulation) for the specified preceding period have been transferred to the bank's surplus fund.
In addition, prior approval of the Office of Comptroller of the Currency (the

"OCC") is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of that bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to either surplus or any fund for retirement of any preferred stock. The payment of dividends by Riggs Bank may also be affected by other factors, such as requirements for the maintenance of adequate capital. In addition, the OCC is authorized to determine, under certain circumstances relating to the financial condition of a national bank, whether the payment of dividends would be an unsafe or unsound banking practice and to prohibit payment thereof.

Right to Defer Interest Payment Obligation; Tax Consequences; Market Price Consequences

               So long as no event of default under the Indenture has occurred or is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Series C Subordinated Debentures, at any time or from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Series C Preferred Securities by the Series C Issuer will also be deferred (and the amount of Distributions to which holders of the Series C Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of 8 7/8% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Series C Subordinated Debentures (including the Series A Subordinated Debentures) or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series C Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Series C Subordinated Debentures (together with interest thereon at the annual rate of 8 7/8%, compounded semi-annually from the relevant payment date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of the Series C Preferred Securities--Distributions" and "Description of the Series C Subordinated Debentures--Right to Defer Interest Payment Obligation".

               The Corporation has the right under the indenture relating to its Series A Subordinated Debentures to defer the payment of interest on the Series A Subordinated Debentures. The Corporation is prohibited under the terms of such Series A Subordinated Debentures from making payments of interest on the Series C Subordinated Debentures during the period of any such deferral.

               Should an Extension Period occur, a holder of the Series C Preferred Securities will continue to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Series C Subordinated Debentures held by the Series C Issuer. As a result, a holder of the Series C Preferred Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Series C Issuer if the holder disposes of the Series C Preferred Securities prior to the record date for the payment of Distributions.

See "Certain Federal Income Tax Consequences--Original Issue
Discount" and "--Sales or Redemption of the Series C Preferred Securities".

               The Corporation has no current intention of exercising its right to defer payments of interest on the Series C Subordinated Debentures or the Series A Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series C Preferred Securities is likely to be affected. A holder that disposes of its Series C Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series C Preferred Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Series C Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.


Tax Event or Capital Treatment Event--Redemption

               Upon the occurrence and continuation of a Tax Event (whether occurring before or after March 15, 2007), the Corporation has the right, if certain conditions are met, (i) to terminate the Trust and cause the Series C Subordinated Debentures to be distributed to the holders of the Series C Preferred Securities in exchange therefor upon liquidation of the Series C Issuer, (ii) to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 12, 2012 and thereby cause the Series C Preferred Securities to be redeemed on such earlier date, (iii) if a Tax Event would continue notwithstanding the taking of such actions, to redeem the Series C Subordinated Debentures, in whole but not in part, within 90 days following the occurrence of such Tax Event at 100% of the principal amount thereof plus accrued and unpaid interest to, the date fixed for redemption. Upon the occurrence and continuation of a Capital Treatment Event before March 15, 2007, the Corporation has the right to redeem the Series C Subordinated Debentures, in whole but not in part, within 90 days following the occurrence of such Capital Treatment Event at a redemption price equal to the Make-Whole Amount (as defined herein) plus accrued and unpaid interest thereon to the date fixed for redemption. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies. See "Description of the Series C Debentures--Tax Event or Capital Treatment Event Redemption".

               A "Tax Event" means the receipt by the Series C Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series C Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series C Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series C Subordinated Debentures,
(ii) interest payable by the Corporation on the Series C Subordinated Debentures is not, or within 90 days of such the date of opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Series C Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Description of the Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption". With respect to Series C Subordinated Debentures that are no longer held by the Series C Issuer or another issuer, "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance, of the Series C Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on the Series C Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in a whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

         See "Risk Factors--Possible Tax Law Changes Affecting the Series
C Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to shorten the maturity of the Series C Subordinated Debentures to a date not earlier that March 12, 2012 or cause a redemption of the Series C Preferred Securities prior to March 15, 2007.

         "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Series C Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled, subsequent to the effectiveness of such amendment or change or the announcement of such pronouncement, action or decision, to treat as "Tier I Capital" (or the then equivalent thereof) a portion of the Liquidation Amount of the Series C Preferred Securities substantially equal to or greater than the portion thereof it was entitled to treat as "Tier I Capital" (or the then equivalent thereof) immediately prior to the effectiveness of such amendment or change or the announcement of such pronouncement, action or decision for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.


Liquidation of the Series C Issuer and Distribution of the Series C Subordinated Debentures to Holders

         The Corporation has the right at any time to terminate the Series
C Issuer and, after satisfaction of liabilities to creditors of the Series C Issuer as required by applicable law, cause the Series C Subordinated Debentures to be distributed to the holders of the Series C Preferred Securities in exchange therefor in liquidation of the Series C Issuer. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Description of the Series C Preferred Securities--Liquidation of the Series C Issuer and Distribution of the Series C Subordinated Debentures to Holders".

         In the event the Corporation distributes the Series C Subordinated Debentures to the holders of the Series C Preferred Securities, the holders of the Series C Subordinated Debentures will have the same registration rights as they had as holders of the Series C Preferred Securities pursuant to the Registration Rights Agreement. See "Registration Rights Agreement".

Shortening of Stated Maturity of Series C Subordinated Debentures

         Upon the occurrence of a Tax Event, the Corporation in certain circumstances will have the right to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 12, 2012 and thereby cause the Series C Preferred Securities to be redeemed on such earlier date. See "Description of Series C Subordinated Debentures--Tax Event or Capital Treatment Event."


Rights under the Series C Guarantee

         The Series C Guarantee guarantees to the holders of the Series C Preferred Securities the following payments, to the extent not paid by the Series C Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series C Preferred Securities, to the extent that the Series C Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series C Preferred Securities called for redemption, to the extent that the Series C Issuer has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series C Issuer (unless the Series C Subordinated Debentures are distributed to holders of the Series C Preferred Securities in exchange therefor), the lesser of (a) the aggregate of the Liquidation

Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series C Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series C Issuer remaining available for distribution to holders of the Series C Preferred Securities after payment of creditors of the Series C Issuer as required by applicable law.

         If the Corporation were to default on its obligation to pay amounts payable under the Series C Subordinated Debentures, the Series C Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series C Preferred Securities or otherwise, and, in such event, holders of the Series C Preferred Securities would not be able to rely upon the Series C Guarantee for payment of such amounts. The holders of not less than a majority in aggregate Liquidation Amount of the Series C Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series C Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series C Guarantee. Any holder of the Series C Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series C Guarantee without first instituting a legal proceeding against the Series C Issuer, the Guarantee Trustee or any other person or entity. In addition, in the event an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal (or premium, if any) of the Series C Subordinated Debentures on the applicable payment date, a holder of the Series C Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal (or premium, if any) of or interest on such Series C Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series C Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation has a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of the Series C Preferred Securities in the Direct Action. Except as described herein, holders of the Series C Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series C Subordinated Debentures or assert directly any other rights in respect of the Series C Subordinated Debentures. The Bank of New York acts as the guarantee trustee under the Series C Guarantee (the "Guarantee Trustee") and holds the Series C Guarantee for the benefit of the holders of the Series C Preferred Securities. The Bank of New York also acts as Debenture Trustee for the Series C Subordinated Debentures and as Property Trustee, and The Bank of New York (Delaware) acts as Delaware Trustee under the Trust Agreement. See "Description of the Series C Subordinated Debentures--Enforcement of Certain Rights by Holders of the Series C Preferred Securities", "Description of the Series C Subordinated Debentures--Debenture Events of Default" and "Description of the Series C Guarantee". The Trust Agreement provides that each holder of the Series C Preferred Securities by acceptance thereof agrees to the provisions of the Series C Guarantee and the Indenture.


Limited Voting Rights

         Holders of the Series C Preferred Securities generally have limited voting rights relating only to the modification of the Series C Preferred Securities and the exercise of the Series C Issuer's rights as holder of the Series C Subordinated Debentures and the Series C Guarantee. Holders of the Series C Preferred Securities are not entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or the Administrative Trustees, and such voting rights are vested exclusively in the holder of the Series C Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of the Series C Preferred Securities to ensure that the Series C Issuer will be classified for United States federal income tax purposes as other than an association taxable as a corporation unless such action materially and adversely affects the interests of such holders. See "Description of the Series C Preferred Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of the Series C Issuer Trustees".

No Prior Public Trading Market for Series C Preferred Securities

         There currently is no public market for the Series C Preferred Securities and there can be no assurance as to the liquidity of the market for the Series C Preferred Securities, the ability of holders of the Series C Preferred Securities to sell such Securities or the price at which holders would be able to sell. Although the Corporation will use its reasonable best efforts to maintain the effectiveness of a Shelf Registration Statement for resales during the periods described herein, it will be entitled to restrict resales thereunder for limited periods upon certain events. See "Registration Rights Agreement". The Initial Purchaser has informed the Corporation that it intends to make a market in the Series C Preferred Securities, to the extent permitted by applicable law, but is under no obligation to do so. Any such market making may be discontinued at any time without notice.

Market Prices

         There can be no assurance as to the market prices for the Series C Preferred Securities or Series C Subordinated Debentures that may be distributed in exchange for Series C Preferred Securities if a liquidation of the Series C Issuer occurs. Accordingly, the Series C Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series C Subordinated Debentures that a holder of the Series C Preferred Securities may receive on liquidation of the Series C Issuer, may trade at a discount to the price that the investor paid to purchase the Series C Preferred Securities offered hereby. In addition, the Series C Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series C Subordinated Debentures. A holder of Series C Preferred Securities that disposes of its Series C Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series C Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Series C Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series C Preferred Securities disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sales or Redemption of the Series C Preferred Securities".


Possible Tax Law Changes Affecting the Series C Preferred Securities

         On February 6, 1997, the revenue portion of President Clinton's
1997 budget proposal (the "Budget Proposal") was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. If this provision were to apply to the Series C Subordinated Debentures, the Corporation would be unable to deduct interest on the Series C Subordinated Debentures. Under current law, the Corporation will be able to deduct interest on the Series C Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series C Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation, if certain conditions are met, to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 12, 2012 or to cause a redemption of the Series C Preferred Securities before March 15, 2007. See "Description of Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption" and "Description of Series C Preferred Securities--Redemption." See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

Residential and Commercial Real Estate Markets; Geographic Concentration

         The Corporation has developed its lending business with a particular emphasis on loans secured by residential real estate. The quality of the Corporation's loan portfolio is dependent on the cash flow of borrowers, regional economic conditions and residential and commercial real estate values. Adverse changes affecting any of the above mentioned segments are likely to have an adverse impact on the Corporation's loan portfolio and, as a result, the Corporation's financial condition and results of operations may deteriorate.

         Geographically, the Corporation's real estate loans are generally concentrated in the Washington, D.C. metropolitan area. Geographic concentration of loans may present risks in addition to those present with respect to loans generally. A substantial deterioration in real estate values in the Washington, D.C. metropolitan area could result in significant additional provisions to the Corporation's reserve for loan losses.


Regulatory Capital Requirements

         The Corporation and each of its banking subsidiaries are subject to regulatory capital guidelines. Although the minimum leverage ratio requirement is 3.00%, most bank holding companies, including the Corporation, are expected to maintain an additional cushion of at least 100 to 200 basis points above the minimum. However, the Federal Reserve may assign a specific capital ratio to an individual bank holding company, including the Corporation, based on its assessment of asset quality, earnings performance, interest-rate risk and liquidity. As of the date of this Prospectus, the Federal Reserve has not advised the Corporation of a specific leverage ratio requirement.

         There can be no assurance that the Corporation or Riggs Bank will continue to meet their respective minimum capital ratios. In the event that the Corporation or any of its banking subsidiaries falls below the minimum capital requirements described above, agencies may take regulatory action including, in the case of subsidiary banks, "prompt corrective action". Such actions could impair the Corporation's ability to make principal (or premium, if any) and interest payments on the Series C Subordinated Debentures.


Competition

         The Corporation competes with commercial banks, thrift institutions, mortgage banks, credit unions and other institutions. Such competition is based primarily on the scope and type of services offered, interest rates paid on deposits, pricing of loans and the number and locations of branches. In addition, competition has intensified in the Washington, D.C. metropolitan area. During the past few years, significant consolidation among financial institutions in the Washington, D.C. metropolitan area has occurred, including significant acquisitions in this market by the Corporation's competitors, whose headquarters are outside the Washington, D.C. metropolitan area. These competitors also aggressively target many of the same customers as the Corporation, including high net worth individuals and embassies and foreign missions. These competitors and certain other competitors of the Corporation have substantially greater resources than the Corporation. Although management believes the Corporation has been able to compete effectively in its market areas, there can be no assurance that it will be able to continue to do so.


                               THE SERIES C ISSUER

Riggs Capital II

         Riggs Capital II is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 4, 1997. Prior to the issuance of the Series C Preferred Securities, the trust agreement was amended and restated in its entirety as described herein (as so amended and restated, the "Trust

Agreement"). The Series C Issuer exists for the exclusive purposes of (i) issuing and selling the Series C Securities, (ii) using the proceeds from the sale of the Series C Securities to acquire Series C Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series C Securities). Accordingly, the Series C Subordinated Debentures are the sole assets of the Series C Issuer, and payments under the Series C Subordinated Debentures are the sole revenue of the Series C Issuer.

         All of the Series C Common Securities are owned by the Corporation. The Series C Common Securities rank pari passu, and payments will be made thereon pro rata, with the Series C Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Series C Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series C Preferred Securities. See "Description of the Series C Preferred Securities--Subordination of the Series C Common Securities". The Corporation has acquired the Series C Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of the Series C Issuer. The Series C Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The Series C Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Series C Common Securities. The trustees for the Series C Issuer are The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Series C Issuer Trustees"). The Bank of New York also acts as guarantee trustee under the Series C Guarantee and the Indenture. See "Description of the Series C Guarantee" and "Description of the Series C Subordinated Debentures". The holder of the Series C Common Securities, or the holders of a majority in Liquidation Amount of the Series C Preferred Securities if an event of default under the Trust Agreement resulting from an event of default under the Indenture has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Series C Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Series C Common Securities. The duties and obligations of the Series C Issuer Trustees are governed by the Trust Agreement. The Corporation will pay all fees and expenses related to the Series C Issuer and the offering of the Series C Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Series C Issuer pursuant to the Expense Agreement.

                                THE CORPORATION

Riggs National Corporation

         The Corporation is a bank holding company registered under the BHCA. The Corporation currently engages in a variety of banking-related activities through its bank and non-bank subsidiaries. The Corporation currently has banking operations or separate subsidiaries in the Washington, D.C. metropolitan area; Miami, Florida; London, England; Paris, France; and Nassau, Bahamas. However, the primary market for the Corporation is the Washington, D.C. metropolitan area, which it serves through its primary banking subsidiary, Riggs Bank.

         Key elements of the Corporation's business strategy for its subsidiaries are to continue to focus on growth opportunities through the additional accumulation of assets under management in Riggs & Company, a division of Riggs Bank, the orientation of its retail banking branches toward money management relationships, the development and specialization of products and services in specific growth industries in its markets and the continued preeminence in the embassy banking operations coupled with growth in selected international business lines. Such growth will entail internally developed programs as well as possible alliances or acquisitions in these areas. The Corporation will continue to serve the varied financial needs of the Washington, D.C. metropolitan area and to meet its commitments under the Community Reinvestment Act.

Riggs Bank

         The Corporation's principal subsidiary is Riggs Bank, a national banking association founded in 1836 and incorporated under the national banking laws of the United States in 1896. In early 1996, the Corporation consolidated its three separate banking subsidiaries: The Riggs National Bank of Washington, D.C., The Riggs National Bank of Virginia and The Riggs National Bank of Maryland under the name of Riggs Bank N.A.

         Internally, Riggs Bank is organized into the following business lines:
Retail Banking Group; Corporate and Commercial Banking Group; Riggs & Company and International Banking Group. Through these business lines Riggs Bank provides a wide array of financial services to customers in the Washington, D.C. metropolitan area, throughout the United States and internationally.

         Riggs Bank's Retail Banking Group provides a variety of services including checking, NOW, savings and money market accounts, loans and personal lines of credit, certificates of deposit and individual retirement accounts. Additionally, the Retail Banking Group provides 24-hour banking services through its telebanking operations and a network of Riggs Bank automated teller machines ("ATMs") as well as national and regional ATM networks.

         Riggs Bank's Corporate and Commercial Banking Groups provide services to customers ranging from small regional businesses to major companies. These services include lines of credit, secured and unsecured term loans, letters of credit, credit support facilities, foreign currency transactions and cash management.

         Riggs & Company provides domestic trust, investment management and private banking services. Fiduciary and administrative services provided include financial management and tax planning for individuals, investment and accounting services for corporations and non-profit organizations, estate planning and trust administration, as well as bond trusteeship.

         Riggs Bank provides investment advisory services through Riggs Investment Management Corporation, a wholly owned subsidiary incorporated under the laws of the State of Delaware and registered under the Investment Advisers Act of 1940, as amended.

         Riggs Bank's International Banking Group furnishes a variety of financial services, including issuing letters of credit in connection with trade and other transactions, taking deposits, foreign exchange, private banking, cash management, letters of credit and credit assistance with U.S. Government programs. Customers include embassies and foreign missions in Washington, D.C., foreign governments, central banks and over 200 correspondent banks around the world. These services are provided through both domestic and international offices. Riggs Bank has established an important relationship with the foreign embassy and mission community operating within the nation's capital. Currently, Riggs Bank is the primary service provider to this distinguished group of clientele, banking with 160 of the 170 countries represented by embassies or missions in Washington, D.C. The embassy and mission business is a natural complement to the Riggs Bank international private banking, foreign correspondent banking and international advisory services.

         The Riggs Bank and Trust Company (Bahamas) Limited, in Nassau, provides trust services for international private banking customers. Riggs Bank operates a branch in the U.S. Embassy in London, which services that embassy, its employees and official visitors. In 1991, Riggs Bank opened a banking subsidiary under the laws of France. A full-service commercial bank, The Riggs National Bank (Europe) S.A. ("Riggs-Paris") has one branch located in the U.S. Embassy in Paris. In addition to serving that embassy, its employees and official visitors, the Riggs-Paris office also assists the U.S. Government with disbursement activities for the Department of Defense and the Department of State for all of their facilities in Europe.

Riggs Bank Europe Limited

         Riggs Bank Europe Limited, a merchant bank located in London, is a wholly owned subsidiary of Riggs Bank. Riggs Bank Europe Limited provides traditional corporate banking services, commercial property financing, private banking services and trade finance.

   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES (EXCLUDING PREFERRED STOCK
           DIVIDENDS) AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS

         The following are the consolidated ratio of earnings to fixed charges (excluding preferred stock dividends) and ratio of earnings to combined fixed charges and preferred stock dividend requirements for the Corporation for each of the years in the five year period ended December 31, 1996:




                                                         Years Ended December 31,
                                                  -----------------------------------
                                           1996        1995        1994       1993       1992
                                         --------    --------    --------   --------   --------
Earnings to Fixed Charges (Excluding
Preferred Stock Dividends):
        Including Interest on Deposits      1.52       1.60        1.30       N/A        N/A
        Excluding Interest on Deposits      3.41       3.61        2.15       N/A        N/A
Earnings to Combined Fixed Charges
and Preferred Stock Dividends:
        Including Interest on Deposits      1.41       1.49        1.17       N/A        N/A
        Excluding Interest on Deposits      2.51       2.74        1.52       N/A        N/A

         The ratio of earnings to fixed charges (excluding preferred stock dividends) is computed by dividing (i) income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by (ii) fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividend requirements is computed by dividing (i) income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by (ii) fixed charges and preferred stock dividend requirements. Fixed charges consist of interest expense on borrowings, including capitalized interest (including or excluding deposits, as the case may be), and the portion of rental expense which is deemed representative of interest. The preferred stock dividend requirements represent the pre-tax earnings which would be required to cover such dividend requirements on the Corporation's preferred stock outstanding.

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Corporation as of December 31, 1996 and as adjusted to give effect to the consummation of the offering of the Series A Preferred Securities and Series C Preferred Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation incorporated by reference herein and deemed to be a part of this Offering Memorandum.




                                                                                                    December 31, 1996
                                                                                                 ---------------------------
                                                                                                 Actual        As Adjusted
                                                                                                 ---------------------------
                                                                                                       (in thousands)
Long-term Debt
        9.65% Subordinated Debentures due 2009...............................................      $ 66,525             $ 66,525
        8.50% Subordinated Debentures due 2006...............................................       125,000              125,000
                                                                                                   --------             --------
                Total long-term debt.........................................................       191,525              191,525
                                                                                                   --------             --------

Guaranteed Preferred Beneficial Interests in 8 5/8% Junior
        Subordinated Deferrable Interest Debentures, Series A (a)............................       150,000              150,000
Guaranteed Preferred Beneficial Interests in 8 7/8% Junior
        Subordinated Deferrable Interest Debentures, Series C (b)............................            --              200,000
                                                                                                   --------             --------
                Total Guaranteed Preferred Beneficial Interests in Junior
                    Subordinated Deferrable Interest Debentures..............................       150,000              350,000
                                                                                                   --------             --------
Stockholders' Equity
Preferred Stock
        $1.00 Par value, Shares authorized--25,000,000
        Shares Issued--4,000,000 10.75% Noncumulative Perpetual Preferred Stock,
            Series B (liquidation amount $25 per share)......................................         4,000                4,000
Class B Common Stock
        $2.50 Par value, Shares authorized--20,000,000
        Shares Issued--none..................................................................            --                   --
Common Stock
        $2.50 Par value, Shares authorized--50,000,000
        Shares Issued--31,273,344............................................................        78,183               78,183
Surplus
        Preferred Stock......................................................................        91,192               91,192
        Common Stock.........................................................................       157,060              157,060
Foreign Exchange Translation Adjustments.....................................................         1,111                1,111
Undivided Profits............................................................................       118,682              118,682
Unrealized Gain (Loss) on Securities Available for Sale, Net.................................          (729)                (729)
Treasury Stock--900,798 Shares...............................................................       (23,723)             (23,723)
                                                                                                   --------             ---------
                Total Stockholders' Equity...................................................       425,776              425,776
                                                                                                   --------             ---------
Total Long-Term Debt, Guaranteed Preferred Beneficial Interests in Junior Subordinated
        Deferrable Interest Debentures and Stockholders' Equity..............................      $767,301             $967,301
                                                                                                   ========             ========
Certain Capital Ratios:
        Tier I Capital-Risk-Weighted.........................................................         20.04%               20.04%
        Combined Tier I & II Capital-Risk-Weighted...........................................         28.47%               35.60%
        Leverage.............................................................................         11.84%               11.84%

(a) On December 13, 1996, Riggs Capital issued $150 million of Series A Preferred Securities. Riggs Capital invested the proceeds of such offering, together with $4,640,000 paid by the Corporation in $154,640,000 aggregate principal amount of the Series A Subordinated Debentures. The Series A Subordinated Debentures mature on December 31, 2026. The Corporation owns all the Common Securities of Riggs Capital and the sole assets of Riggs Capital are the Series A Subordinated Debentures. It is anticipated that the Series A Issuer will not be subject to the reporting requirements under the Exchange Act.

(b) As described herein, the sole assets of the Series C Issuer will be $206,186,000 aggregate principal amount of the 8 7/8% Junior Subordinated Deferrable Interest Debentures, Series C, issued by the Corporation to the Series C Issuer. The Series C Subordinated Debentures mature on March 15, 2027. The Corporation owns all of the Series C Common Securities of the Series C Issuer. It is anticipated that the Series C Issuer will not be subject to the reporting requirements under the Exchange Act.

                                 USE OF PROCEEDS

         Neither the Corporation nor the Series C Issuer will receive any of the proceeds from the sale of the Series C Preferred Securities offered hereby, all of which will be received by the Selling Securityholders.

         All of the proceeds from the March Securities Sale of the Series C Preferred Securities were invested, together with the proceeds from the sale of the Series C Common Securities, by the Series C Issuer in Series C Subordinated Debentures. The Corporation intends to use the proceeds from the sale of the Series C Subordinated Debentures for general corporate purposes.

                          FEDERAL RESERVE BOARD ACTIONS

         On October 21, 1996 the Federal Reserve approved the use of certain cumulative preferred stock instruments in Tier I capital for bank holding companies. Such instruments are issued out of a special purpose subsidiary that is wholly owned by the parent company and the proceeds are lent to the parent company in the form of a very long-term, deeply subordinated note. Such arrangement, which gives rise to minority interest upon consolidation of the subsidiary with the parent holding company, normally will be accorded Tier I capital status by the Federal Reserve. The Corporation believes that raising capital in this form is the most efficient and cost effective method for it to do so.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Series C Issuer will be treated as a subsidiary of the Corporation and, accordingly, the Series C Issuer's financial statements will be included in the consolidated financial statements of the Corporation. In all future reports of the Corporation filed under the Exchange Act, the Series C Preferred Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Guaranteed Preferred Beneficial Interests in 8 7/8% Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Series C Preferred Securities, the Series C Guarantee, the Expense Agreement and the Series C Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series C Preferred Securities as a deduction from income before taxes as a minority interest in a consolidated subsidiary.


                DESCRIPTION OF THE SERIES C PREFERRED SECURITIES

General

         The following is a summary of certain terms and provisions of the Series C Preferred Securities. This summary of certain terms and provisions of the Series C Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. All material terms of the Series C Preferred Securities are set forth in the Prospectus. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. The Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


Distributions

         The Series C Preferred Securities represent beneficial interests in the Series C Issuer. Distributions on such Series C Preferred Securities will be payable at the annual rate of 8 7/8% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on June 30 and December 31 of each year, to the holders of the Series C Preferred Securities on the relevant record dates. The record dates will be, for so long as the Series C Preferred Securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution payment date and, in the event the Series C Preferred Securities are not in book-entry form, the 15th day of the month in which the relevant Distribution payment date occurs. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Book-Entry Issuance". Distributions will accumulate from the date of original issuance of the Series C Preferred Securities. The first Distribution payment date for the Series C Preferred Securities will be June 30, 1997. The amount of Distributions payable for any period which is less than a full Distribution Period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series C Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. As a consequence of any such deferral of interest, semi-annual Distributions on the Series C Preferred Securities by the Series C Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Series C Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8 7/8% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including the Series A Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series C Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series C Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series C Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 8 7/8%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of the Series C Subordinated Debentures-- Right to Defer Interest Payment Obligation" and "Certain Federal Income Tax Consequences--Original Issue Discount".

         The revenue of the Series C Issuer available for distribution to holders of its Series C Preferred Securities is limited to payments under the Series C Subordinated Debentures in which the Series C Issuer has invested the proceeds from the issuance and sale of its Series C Securities. See "Description of the Series C Subordinated Debentures". If the Corporation does not make interest payments on the Series C Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Series C Preferred Securities. The payment of Distributions (if and to the extent the Series C Issuer has funds legally available for the payment of such

Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of the Series C Guarantee".

         The Corporation has no current intention of exercising its right to defer payments of interest on the Series C Subordinated Debentures.

Subordination of the Series C Common Securities

         Payment of Distributions on, and the Redemption Price (as defined herein) of, the Series C Preferred Securities and Series C Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Series C Preferred Securities and the Series C Common Securities; provided, however, that if on any Distribution Date or Redemption Date an event of default under the Indenture shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Series C Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Series C Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Series C Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Series C Preferred Securities then due and payable.

         In the case of any event of default under the Trust Agreement resulting from an event of default under the Indenture, the Corporation as holder of the Series C Common Securities will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the Series C Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such events of default under the Trust Agreement shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Series C Preferred Securities and not on behalf of the Corporation as holder of the Series C Common Securities, and only the holders of the Series C Preferred Securities will have the right to direct the Property Trustee to act on their behalf.


Redemption

         The Series C Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series C Subordinated Debentures at their Stated Maturity (as defined herein) or earlier redemption as provided in the Indenture. The proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Series C Preferred Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price equal to the aggregate Liquidation Amount of such Series C Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") plus the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Series C Subordinated Debentures (the "Redemption Price"). For a description of the Stated Maturity and redemption provisions of the Series C Subordinated Debentures, see "Description of the Series C Subordinated Debentures--General", "--Optional Redemption" and "--Tax Event or Capital Treatment Event Redemption".

         Subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Corporation has the option to redeem the Series C Subordinated Debentures prior to maturity on or after March 15, 2007, in whole at any time or in part from time to time, at the Optional Redemption Price and thereby cause a mandatory redemption of a Like Amount (as defined below) of the Series C Preferred Securities. See "Description of the Series C Subordinated Debentures--Optional Redemption".

         If, whether before or after March 15, 2007, a Tax Event shall occur and be continuing, the Corporation has the right to redeem the Series C Subordinated Debentures, in certain circumstances as described under "Description of Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption," in whole (but not in part) within 90 days following the occurrence of a Tax Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption. Upon the occurrence and continuation of a Capital Treatment Event before March 15, 2007, the Corporation has the right to redeem the Series C Subordinated Debentures, in whole but not in part, within 90 days following the occurrence of such Capital Treatment Event at a redemption price equal to the Make-Whole Amount (as defined herein) plus accrued and unpaid interest thereon to the date fixed for redemption. The exercise of such rights of redemption upon the occurrence of a Tax Event or a Capital Treatment Event is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Description of the Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption." A redemption of the Series C Subordinated Debentures would cause a mandatory redemption of Series C Preferred Securities and Series C Common Securities.

Redemption Procedures

               Series C Preferred Securities redeemed on each Redemption Date shall be redeemed at the applicable Redemption Price with the applicable proceeds from the contemporaneous redemption of a Like Amount of the Series C Subordinated Debentures. Redemptions of the Series C Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Series C Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of the Series C Common Securities".

               If the Series C Issuer gives a notice of redemption in respect of the Series C Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Series C Preferred Securities. See "Book-Entry Issuance". If any Series C Preferred Securities are held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Series C Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Series C Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for the Series C Preferred Securities called for redemption shall be payable to the holders of the Series C Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Series C Preferred Securities so called for redemption will cease, except the right of the holders of such Series C Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Series C Preferred Securities will cease to be outstanding.

               In the event that any date fixed for redemption of the Series C Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of the Series C Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Series C Issuer or by the Corporation pursuant to the Series C Guarantee as described under "Description of the Series C Guarantee", Distributions on such Series C Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Series C Issuer for such Series C Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

               Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Series C Preferred Securities by private agreement.

               Payment of the Redemption Price on the Series C Preferred Securities and any distribution of the Series C Subordinated Debentures to holders of the Series C Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for the Series C Preferred Securities on the relevant record date, which, for so long as the Series C Preferred Securities are in book-entry form, shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Series C Preferred Securities are not in book-entry form, the relevant record date for the Series C Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable.

               If less than all of the Series C Preferred Securities and Series C Common Securities issued by the Series C Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of the Series C Preferred Securities and Series C Common Securities to be redeemed shall be allocated pro rata to the Series C Preferred Securities and the Series C Common Securities based upon the relative Liquidation Amounts of such classes. The particular Series C Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Series C Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of the Series C Preferred Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the trust registrar in writing of the Series C Preferred Securities selected for redemption and, in the case of the Series C Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of the Series C Preferred Securities shall relate, in the case of the Series C Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of the Series C Preferred Securities which has been or is to be redeemed.


Liquidation of the Series C Issuer and Distribution of the Series C Subordinated Debentures to Holders

               Subject to the Corporation having received the prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Corporation has the right at any time to terminate the Series C Issuer and, after satisfaction of the liabilities of creditors of the Series C Issuer as provided by applicable law, cause Series C Subordinated Debentures to be distributed to the holders of the Series C Preferred Securities and Series C Common Securities in exchange therefor upon liquidation of the Series C Issuer.

               After the liquidation date fixed for any distribution of the Series C Subordinated Debentures for Series C Preferred Securities (i) such Series C Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Series C Preferred Securities, will receive a registered global certificate or certificates representing the Series C Subordinated Debentures to be delivered upon such distribution and
(iii) any certificates representing such Series C Preferred Securities not held by DTC or its nominee will be deemed to represent Series C Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such Series C Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such series of the Series C Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

               Under current United States federal income tax law and interpretations, a distribution of the Series C Subordinated Debentures should not be a taxable event to holders of the Series C Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series C Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of the Series C Subordinated Debentures to Holders of Series C Preferred Securities".

Liquidation Distribution upon Termination

               Pursuant to the Trust Agreement, the Series C Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the depositor; (ii) the distribution of a Like Amount of the Series C Subordinated Debentures to the holders of the Series C Preferred Securities, if the Corporation, as depositor, has given written direction to the Property Trustee to terminate the Series C Issuer (which direction is optional and wholly within the discretion of the Corporation, as depositor); (iii) redemption of all of the Series C Preferred Securities as described under "Description of the Series C Preferred Securities--Redemption"; and (iv) the entry of an order for the dissolution of the Series C Issuer by a court of competent jurisdiction.

               If an early termination occurs as described in clause (i), (ii) or (iv) above, the Series C Issuer shall be liquidated by the Series C Issuer Trustees as expeditiously as the Series C Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Series C Issuer as provided by applicable law, to the holders of the Series C Preferred Securities a Like Amount of the Series C Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Series C Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Series C Issuer as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accrued and unpaid Distributions on the Series C Preferred Securities, to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Series C Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Series C Issuer on Series C Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Series C Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Series C Preferred Securities, except that if an event of default under the Indenture has occurred and is continuing, the Series C Preferred Securities shall have a priority over the Series C Common Securities with respect to any such distributions.

               If the Corporation elects to liquidate the Series C Issuer and thereby causes the Series C Subordinated Debentures to be distributed to holders of the Series C Preferred Securities in exchange therefor upon liquidation of the Series C Issuer, the Corporation shall continue to have the right to shorten the maturity of or to redeem the Series C Subordinated Debentures in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment Event, as described under "Description of Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption." After March 15, 2007, the Corporation also may elect to redeem the Series C Subordinated Debentures at its option. See "Description of Series C Subordinated Debentures--Optional Redemption."

Events of Default; Notice

               Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Series C Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) the occurrence of an event of default under the Indenture (see "Description of the Series C Subordinated Debentures--Debenture Events of Default"); or

               (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

               (iii) default by the Property Trustee in the payment of any Redemption Price of any Series C Preferred Security when it becomes due and payable; or

               (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Series C Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Series C Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Series C Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

               (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

               Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Series C Preferred Securities, the Administrative Trustees and the Corporation, as depositor, unless such Event of Default shall have been cured or waived. The Corporation, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

               If an event of default under the Indenture has occurred and is continuing, the Series C Preferred Securities shall have a preference over the Series C Common Securities as described above. See "--Subordination of the Series C Common Securities" and "--Liquidation Distribution Upon Termination". The existence of an event of default does not entitle the holders of the Series C Preferred Securities to accelerate the maturity thereof.


Removal of the Series C Issuer Trustees

               Unless an event of default under the Indenture shall have occurred and be continuing, any Series C Issuer Trustee may be removed at any time by the holder of the Series C Common Securities. If an event of default under the Indenture has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Series C Preferred Securities. In no event will the holders of the Series C Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Series C Common Securities. No resignation or removal of any Series C Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.


Co-trustees and Separate Property Trustee

               Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act, if applicable, or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Series C Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In the event an event of default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.


Merger or Consolidation of the Series C Issuer Trustees

               Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.


Mergers, Consolidations, Amalgamations or Replacements of the Series C Issuer

               The Series C Issuer may not merge with or into, consolidate, amalgamate, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Series C Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Series C Preferred Securities or any other trustee merge with or into, consolidate, amalgamate, be replaced by, convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Series C Issuer with respect to the Series C Preferred Securities or (b) substitutes for the Series C Preferred Securities other securities having substantially the same terms as the Series C Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Series C Preferred Securities in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Series C Subordinated Debentures, (iii) the Successor Securities are registered or listed, or any Successor Securities will be registered or listed upon notification of issuance, on any national securities exchange or other organization on which the Series C Preferred Securities are then registered or listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Series C Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series C Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Series C Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Series C Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series C Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Series C Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (2) the Series C Issuer or the successor entity, as the case may be, will continue to be classified other than as an association taxable as a corporation for United States federal income tax purposes; and (viii) the Corporation or any permitted successor or assignee owns all of the Series C Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Series C Guarantee. Notwithstanding the foregoing, the Series C Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Series C Preferred Securities, consolidate, amalgamate, merge with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Series C Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.


Voting Rights; Amendment of the Trust Agreement

               Except as provided below and under "Description of the Series C Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Series C Preferred Securities have no voting rights.

               The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Series C Preferred Securities, to (i) cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement or (ii) modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Series C Issuer will be classified for United States federal income tax purposes as other than an association taxable as a corporation at all times that the Series C Preferred Securities are outstanding or to ensure that the Series C Issuer will not be required to register as an "investment company" under the Investment Company Act; provided that such action shall not adversely affect in any material respect the interests of any holder of the Series C Preferred Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Series C Preferred Securities. The Trust Agreement may be amended by the Administrative Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Series C Preferred Securities and (ii) receipt by the Series C Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Series C Issuer Trustees in accordance with such amendment will not affect the Series C Issuer's status as a grantor trust for United States federal income tax purposes or the Series C Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of the Series C Preferred Securities, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Series C Preferred Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Series C Preferred Securities as of a specified date or (b) restrict the right of a holder of the Series C Preferred Securities to institute suit for the enforcement of any such payment on or after such date.

               So long as the Series C Subordinated Debentures are held by the Property Trustee, the Series C Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Property Trustee with respect to the Series C Subordinated Debentures, (ii) waive any past default that is available under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series C Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series C Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Series C Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of the Series A Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Series A Preferred Securities. The Series C Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Series C Preferred Securities except by subsequent vote of the holders of the Series C Preferred Securities. The Property Trustee shall notify each holder of the Series C Preferred Securities of any notice of default which it receives with respect to the Series C Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Series C Preferred Securities, prior to taking any of the foregoing actions, the Series C Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Series C Issuer will not be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes on account of such action.

               Any required approval of holders of the Series C Preferred Securities may be given at a meeting of holders of the Series C Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Series C Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Series C Preferred Securities in the manner as set forth in the Trust Agreement.

               No vote or consent of the holders of the Series C Preferred Securities will be required for the Series C Issuer to redeem and cancel the Series C Preferred Securities in accordance with the Trust Agreement.

               Notwithstanding that holders of the Series C Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series C Preferred Securities that are owned by the Corporation, the Series C Issuer Trustees or any affiliate of the Corporation or the Series C Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Liquidation Value

               The amount payable on the Series C Preferred Securities in the event of any liquidation of the Series C Issuer is $1,000 per Series C Preferred Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series C Subordinated Debentures, subject to certain exceptions. See "--Liquidation Distribution Upon Termination".


Payment and Paying Agency

               Payments in respect of the Global Series C Preferred Securities (as defined herein) shall be made to DTC, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates. Payments in respect of Series C Preferred Securities which are not held by DTC shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register maintained by the Property Trustee. The paying agent (the "Paying Agent") is the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent is permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.


Registrar and Transfer Agent

               The Property Trustee acts as registrar and transfer agent for the Series C Preferred Securities.

               Registration of transfers of the Series C Preferred Securities will be effected without charge by or on behalf of the Series C Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Series C Issuer will not be required (i) to register or cause to be registered the transfer or exchange of the Series C Preferred Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any Series C Preferred Securities so selected for redemption, except, in the case of any Series C Preferred Securities being redeemed in part, any portion thereof not to be redeemed.


Information Concerning the Property Trustee

               The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of the Series C Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Series C Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Series C Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

               The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Series C Issuer in such a way that the Series C Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Series C Subordinated Debentures are treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Series C Preferred Securities.

               Holders of the Series C Preferred Securities have no preemptive or similar rights.

               The Series C Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.


              DESCRIPTION OF THE SERIES C SUBORDINATED DEBENTURES

               The Series C Subordinated Debentures have been issued under an Indenture (the "Indenture") between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Series C Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is available from the Corporation. All material terms of the Series C Subordinated Debentures are set forth in this Prospectus.


General

               Concurrently with the issuance of the Series C Preferred Securities in the December Securities Sale, the Series C Issuer invested the proceeds thereof, together with the consideration paid by the Corporation for the Series C Common Securities, in the Series C Subordinated Debentures issued by the Corporation. The Series C Subordinated Debentures bear interest at the annual rate of 8 7/8% of the principal amount thereof, payable semi-annually in arrears on June 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 1997, to the person in whose name each Series C Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series C Issuer, the Series C Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series C Preferred Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series C Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8 7/8% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable. See "--Additional Sums" below.

               The Series C Subordinated Debentures will mature on March 15, 2027 (such date, as it may be shortened as hereinafter described, the "Stated Maturity"). Such date may be shortened by the Corporation in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment Event as described under "Tax Event or Capital Treatment Event Redemption" to any date not earlier than March 12, 2012. The Corporation may not shorten the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable capital guidelines or policies. In the event that the Corporation elects to shorten the maturity of the Series C Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening to the holders of the Series C Subordinated Debentures no less than 30 and no more than 60 days prior to the effectiveness thereof.

               The Series C Subordinated Debentures are unsecured and rank junior and are subordinate in right of payment to all Senior Debt of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Riggs Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series C Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of the Series C Subordinated Debentures should look only to the assets of the Corporation for payments on the Series C Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise.

               The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of the Corporation's revenues results from amounts paid as dividends to the Corporation by its national bank subsidiary, Riggs Bank. The prior approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debts in excess of such bank's allowance for loan losses.

               In addition, the Corporation and its national bank subsidiary are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a national bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC and the Federal Deposit Insurance Corporation (the "FDIC") have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC, the FDIC and the Federal Reserve have each indicated that banking organizations should generally pay dividends only out of current operating earnings.


Right to Defer Interest Payment Obligation

               So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time during the term of the Series C Subordinated Debentures to defer the payment of interest on the Series C Subordinate Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Series C Subordinate Debentures (together with interest on such unpaid interest at the annual rate of 8 7/8%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of the Series C Subordinated Debentures (or holders of the Series C Preferred Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount".

               During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including the Series A Subordinated Debentures) that rank pari passu with or junior in interest to the Series C Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series C Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8 7/8%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Series C Subordinated Debentures would have been payable except for the election to begin such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to DTC or to holders of the Series C Preferred Securities of the record date for such Distribution or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series C Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.


Additional Sums

               If the Series C Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series C Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by the Series C Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.


Optional Redemption

               The Series C Subordinated Debentures are redeemable, in whole at any time or in part from time to time, at the option of the Corporation on or after December 31, 2006, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, at a redemption price (the "Optional Redemption Price") equal to the percentage of the outstanding principal amount of the Series C Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of redemption, if redeemed during the 12-month period beginning December 31, in the year indicated:


                                                       Optional
                                                       --------
             Date                                  Redemption Price
             ----                                  ----------------
             2007.................................         104.438%
             2008.................................         103.994%
             2009.................................         103.550%
             2010.................................         103.106%
             2011.................................         102.663%
             2012.................................         102.219%
             2013.................................         101.775%
             2014.................................         101.331%
             2015.................................         100.888%
             2016.................................         100.444%
             2017 and thereafter..................         100.000%

Tax Event or Capital Treatment Event Redemption

               If a Tax Event occurs and:

                             (i) in the opinion of counsel to the Corporation
               experienced in such matters, there would in all cases, after effecting the termination of the Series C Issuer and the distribution of the Series C Subordinated Debentures to the holders of the Series C Preferred Securities in exchange therefor upon liquidation of the

               Series C Issuer, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk Factors--Tax Event or Capital Treatment Event") would continue to exist, or

                             (ii) the Series C Subordinated Debentures are not
               held by the Property Trustee,

then the Corporation shall have the right (a) to shorten the Stated Maturity of the Series C Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than March 12, 2012 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Corporation experienced in such matters, after advancing the Stated Maturity, interest paid on the Series C Subordinated Debentures would be deductible for United States federal income tax purposes, or
(b) if in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting a Maturity Advancement be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist, to redeem the Series C Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date. See "Description of Series C Preferred Securities--Liquidation of the Series C Issuer and Distribution of Series C Subordinated Debentures."

               If a Capital Treatment Event occurs and is continuing, then the Corporation shall have the right to redeem the Series C Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Capital Treatment Event at a redemption price equal to the "Make-Whole Amount" plus accrued and unpaid interest on the Series C Subordinated Debentures to the date fixed for redemption.

               "Tax Event" means the receipt by the Series C Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Series C Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series C Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series C Subordinated Debentures, (ii) interest payable by the Corporation on the Series C Subordinated Debentures is not, or within 90 days of such the date of opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Series C Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Series C Subordinated Debentures that are no longer held by the Series C Issuer or another issuer, "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series C Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on the Series C Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in a whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

               "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Series C Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled, subsequent to the effectiveness of such amendment or change or the announcement of such pronouncement, action or decision to treat as "Tier I Capital" (or the then equivalent thereof) a portion of the Liquidation Amount of the Series C Preferred Securities substantially equal to or greater than the portion thereof it was entitled to treat as "Tier I Capital" (or the then equivalent thereof) immediately prior to the effectiveness of such amendment or change or the announcement of such pronouncement, action or decision for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

               "Adjusted Treasury Rate" means, with respect to any redemption date, the Treasury Rate plus (i) 1.60% if such Redemption Date occurs on or before March 15, 1998 or (ii) 0.80% if such Redemption Date occurs after March 15, 1997.

               "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

               "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after March 15, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

               "Quotation Agent" means Dillon, Read & Co. Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means (i) the Quotation Agent and
(ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

               "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

               "Like Amount" means (i) with respect to a redemption of the Series C Preferred Securities, Series C Preferred Securities having a Liquidation Amount equal to that portion of the principal amount of the Series C Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Series C Common Securities and to the Series C Preferred Securities pro rata based upon the relative Liquidation Amounts of such Securities and the proceeds of which will be used to pay the Redemption Price of such Series C Preferred Securities and (ii) with respect to a distribution of the Series C Subordinated Debentures to holders of the Series C Preferred Securities in exchange therefor in connection with a dissolution or liquidation of the Series C Issuer, Series C

Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Series C Preferred Securities of the holder to whom such Series C Subordinated Debentures would be distributed.

               The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of the Series C Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Optional Redemption Price with respect to an optional redemption of such Series C Subordinated Debentures on March 15, 2007, together with scheduled payments of interest from the Redemption Date to March 15, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate.

               Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Series C Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price, on and after the redemption date, interest shall cease to accrue on the Series C Subordinated Debentures or portions thereof called for redemption.


Restrictions on Certain Payments

               The Corporation has also covenanted, as to the Series C Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including the Series A Subordinated Debentures) that rank pari passu with or junior in interest to the Series C Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series C Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees that was entered into prior to the commencement of such Extension Period), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an event of default under the Indenture with respect to the Series C Subordinated Debentures and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if the Series C Subordinated Debentures are held by the Series C Issuer, the Corporation shall be in default with respect to its payment of any obligations under the Series C Guarantee relating to the Series C Preferred Securities or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.


Modification of Indenture

               From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of the Series C Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of the Series C Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, if applicable. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Series C Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of the Series C Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Series C Subordinated Debenture so affected, (i) change the Stated Maturity of the Series C Subordinated Debentures, (ii) reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or (iii) reduce the percentage of principal amount of the Series C Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

Debenture Events of Default

               The Indenture provides that any one or more of the following described events with respect to the Series C Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default":

               (i) failure for 30 days to pay interest on the Series C Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

               (ii) failure to pay any principal on the Series C Subordinated Debentures when due, whether at maturity, upon redemption by declaration or otherwise; or

               (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Series C Subordinated Debentures; or

               (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

               The holders of a majority in aggregate outstanding principal amount of the Series C Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Series C Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of the Series C Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Series C Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Series C Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Series C Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee, and should the holders of the Series C Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Series C Preferred Securities shall have such right.

               The holders of a majority in aggregate outstanding principal amount of the Series C Subordinated Debentures affected thereby may, on behalf of the holders of all the Series C Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Series C Subordinated Debenture and should the holders of the Series C Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Series C Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.


Enforcement of Certain Rights by Holders of the Series C Preferred Securities

               If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Series C Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of the Series C Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on the Series C Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series C

Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Series C Preferred Securities. If the right to bring a Direct Action is removed, the Series C Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set off any payment made to such holder of the Series C Preferred Securities by the Corporation in connection with a Direct Action. For a description of circumstances in which a holder of beneficial interests through DTC can become a registered holder see "Book-Entry Issuance".

               The holders of the Series C Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Series C Subordinated Debentures. See "Description of the Series C Preferred Securities--Events of Default; Notice".


Consolidation, Merger, Sale of Assets and Other Transactions

               The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless:
(i) in the event the Corporation consolidates with or merges into another Person, or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Series C Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at the time any Series C Preferred Securities are outstanding, such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee; and (iv) certain other conditions as prescribed by the Indenture are met.

               The general provisions of the Indenture do not afford holders of the Series C Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Series C Subordinated Debentures.


Satisfaction and Discharge

               The Indenture provides that when, among other things, all of the Series C Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Series C Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Series C Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.


Subordination

               In the Indenture, the Corporation has covenanted and agreed that the Series C Subordinated Debentures issued thereunder are subordinate and junior in right of payment to all Senior Debt (as defined below) to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (or premium, if any) and interest, if any, on such Senior Debt before the holders of the Series C Subordinated Debentures, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Series C Subordinated Debentures.

               In the event of the acceleration of the maturity of any of the Series C Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Series C Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Series C Subordinated Debentures.

               No payments on account of principal (or premium, if any) or interest, if any, in respect of the Series C Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

               "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments (including the Series A Subordinated Debentures), including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all obligations of such Person for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

               "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Series C Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Series C Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include:
(i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation and (iv) the Series A Subordinated Debentures.

               The Indenture places no limitation on the amount of Senior Debt or subordinated debt which is pari passu with the Series C Subordinated Debentures, that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.


Governing Law

               The Indenture and the Series C Subordinated Debentures are governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

               The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Series C Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Distribution of the Series C Subordinated Debentures

               As described under "Description of the Series C Preferred Securities--Liquidation of the Series C Issuer and Distribution of the Series C Subordinated Debentures to Holders", under certain circumstances involving the termination of the Series C Issuer, Series C Subordinated Debentures may be distributed to the holders of the Series C Preferred Securities in exchange therefor upon liquidation of the Series C Issuer, after satisfaction of liabilities to creditors of the Series C Issuer as provided by applicable law. If distributed to holders of the Series C Preferred Securities in liquidation, the Series C Subordinated Debentures will initially be issued in the form of global securities and, in the case of Series C Subordinated Debentures in respect of Other Series C Preferred Securities, certificated securities. DTC, or any successor depositary for the Series C Preferred Securities, will act as depositary for the Series C Subordinated Debentures in global form. It is anticipated that the depositary arrangements for the Series C Subordinated Debentures in global form would be substantially identical to those in effect for the Series C Preferred Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance."


               There can be no assurance as to the market price of any Series C Subordinated Debentures that may be distributed to the holders of the Series C Preferred Securities.


Payment and Paying Agents

               Payment of principal (premium, if any) of any interest on the Series C Subordinated Debentures will be made, the transfer of the Series C Subordinated Debentures will be registrable, and Series C Subordinated Debentures will be exchangeable for Series C Subordinated Debentures of other denominations of a like aggregate principal amount, at the offices of the Debenture Trustee in The City of New York or at the offices of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Series C Subordinated Debentures held in the name of the Property Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by June 15th or December 15th preceding the date for the payment of interest (the "Regular Record Date"). Payment of any interest on the Series C Subordinated Debentures will be made to the Person in whose name the Series C Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Series C Subordinated Debentures. See "Book-Entry Issuance."

               Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal (or premium, if any) of or interest on the Series C Subordinated Debentures and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holders of the Series C Subordinated Debentures shall thereafter look, as general unsecured creditors, only to the Corporation for payment thereof.

                              BOOK-ENTRY ISSUANCE

               DTC acts as securities depositary for all of the Series C Preferred Securities and the Series C Subordinated Debentures, except for Series C Preferred Securities issued to certain institutional investors described below. The Series C Preferred Securities and the Series C Subordinated Debentures which were sold in the March Securities Sale in reliance on Rule 144A have been issued in registered, global form registered in the name of Cede & Co. (DTC's nominee). One or more global certificates have been issued for the Series C Preferred Securities and the Series C Subordinated Debentures and have been deposited with the Property Trustee as custodian for DTC.

               DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the Commission.

                Purchases of Series C Preferred Securities or Series C Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series C Preferred Securities or Series C Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Series C Preferred Security and each Series C Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but Beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series C Preferred Securities or Series C Subordinated Debentures. Transfers of ownership interests in the Series C Preferred Securities or Series C Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series C Preferred Securities or Series C Subordinated Debentures held through DTC, except in the event that use of the book-entry system for the Series A Preferred Securities or Series C Subordinated Debentures is discontinued.

               DTC has no knowledge of the actual Beneficial Owners of the Series C Preferred Securities or Series C Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series C Preferred Securities or Series C Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

               Redemption notices with respect to Series C Preferred Securities or Series C Subordinated Debentures will be sent to Cede & Co. as the registered holder of the Series C Preferred Securities or Series C Subordinated Debentures. If less than all of the Series C Preferred Securities or the Series C Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

               Although voting with respect to the Series C Preferred Securities or the Series C Subordinated Debentures is limited to the holders of record of the Series C Preferred Securities or Series C Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series C Preferred Securities or Series C Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Series C Preferred Securities or Series C Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

               Distribution payments on the Series C Preferred Securities or the Series C Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

               DTC may discontinue providing its services as securities depositary with respect to any of the Series C Preferred Securities or the Series C Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Series C Preferred Securities or Series C Subordinated Debentures certificates representing such Series C Preferred Securities or Series C Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Series C Preferred Securities or aggregate principal amount of Series C Subordinated Debentures may determine to discontinue the system of boon-entry transfers through DTC. In any such event, definitive certificates for such Series C Preferred Securities or Series C Subordinated Debentures will be printed and delivered.

               The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Series C Issuer and the Corporation believe to be accurate, but the Series C Issuer and the Corporation assume no responsibility for the accuracy thereof. Neither the Series C Issuer nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


                     DESCRIPTION OF THE SERIES C GUARANTEE

               A Guarantee was executed and delivered by the Corporation concurrently with the issuance of the Series C Preferred Securities for the benefit of the holders from time to time of such Series C Preferred Securities (the "Series C Guarantee"). The Bank of New York acts as indenture trustee ("Guarantee Trustee") under the Series C Guarantee, and the Series C Guarantee has been qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Series C Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Series C Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. All material terms of the Series C Guarantee are set forth in this Prospectus. A copy of the Series C Guarantee may be obtained from the Corporation. The Guarantee Trustee holds the Series C Guarantee for the benefit of the holders of the Series C Preferred Securities.


General

               The Corporation has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Series C Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Series C Preferred Securities, to the extent not paid by or on behalf of the Series C Issuer (the "Guarantee Payments"), are subject to the Series C Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Series C Preferred Securities, to the extent that the Series C Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to the Series C Preferred Securities called for redemption, to the extent that the Series C Issuer has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Series C Issuer (unless the Series C Subordinated Debentures are distributed to holders of the Series C Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Series C Issuer remaining available for distribution to holders of the Series C Preferred Securities after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Series C Preferred Securities or by causing the Series C Issuer to pay such amounts to such holders.

               The Series C Guarantee is an irrevocable guarantee on a subordinated basis of the Series C Issuer's obligations under the Series C Preferred Securities, but applies only to the extent that the Series C Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

               If the Corporation does not make interest payments on the Series C Subordinated Debentures held by the Series C Issuer, the Series C Issuer will not be able to pay Distributions on the Series C Preferred Securities and will not have funds legally available therefor. The Series C Guarantee ranks subordinate and junior in right of payment to all Senior Debt of the Corporation. See "--Status of the Series C Guarantee". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation". The Series C Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future, or otherwise.

               The Corporation has, through the Series C Guarantee, the Trust Agreement, the Series C Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Series C Issuer's obligations under the Series C Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Series C Issuer's obligations under the Series C Preferred Securities. See "Relationship Among the Series C Preferred Securities, the Series C Subordinated Debentures, the Expense Agreement and the Series C Guarantee".


Status of the Series C Guarantee

               The Series C Guarantee constitutes an unsecured obligation of the Corporation and ranks subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as the Series C Subordinated Debentures.

               The Series C Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Series C Guarantee without first instituting a legal proceeding against any other person or entity). The Series C Guarantee is held for the benefit of the holders of the Series C Preferred Securities. The Series C Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Series C Issuer or upon distribution to the holders of the Series C Preferred Securities of the Series C Subordinated Debentures. The Series C Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

               Except with respect to any changes that do not materially adversely affect the rights of holders of the Series C Preferred Securities (in which case no vote will be required), the Series C Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Series C Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Series C Preferred Securities--Voting Rights; Amendment of the Trust Agreement". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Series C Preferred Securities then outstanding.


Events of Default

               An event of default under the Series C Guarantee will occur upon the failure of the Corporation to perform any of its payments or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Series C Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.


               Any holder of the Series C Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series C Guarantee without first instituting a legal proceeding against the Series C Issuer, the Guarantee Trustee or any other person or entity.

               The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Series C Guarantee.


Information Concerning the Guarantee Trustee

               The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in the performance of the Series C Guarantee, undertakes to perform only such duties as are specifically set forth in the Series C Guarantee and, after default with respect to the Series C Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Series C Guarantee at the request of any holder of the Series C Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


Termination of the Series C Guarantee

               The Series C Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Series C Preferred Securities, upon full payment of the amounts payable upon liquidation of the Series C Issuer or upon distribution of the Series C Subordinated Debentures to the holders of the Series C Preferred Securities in exchange therefor. The Series C Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Series C Preferred Securities must restore payment of any sums paid under the Series C Preferred Securities or the Series C Guarantee.


Governing Law

               The Series C Guarantee is governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

               Pursuant to the Expense Agreement entered into by the Corporation, as holder of the Common Securities under the Trust Agreement (the "Expense Agreement"), the Corporation has irrevocably and unconditionally guaranteed to each person or entity to whom the Series C Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Series C Issuer, other than obligations of the Series C Issuer to pay to the holders of the Series C Securities the amounts due such holders pursuant to the terms of the Series C Securities.


              RELATIONSHIP AMONG THE SERIES C PREFERRED SECURITIES,
                THE SERIES C SUBORDINATED DEBENTURES, THE EXPENSE
                      AGREEMENT AND THE SERIES C GUARANTEE

Full and Unconditional Guarantee

               Payments of Distributions and other amounts due on the Series C Preferred Securities (to the extent the Series C Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of the Series C Guarantee". Taken together, the Corporation's obligations under the Series C Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Series C Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Series C Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Series C Issuer's obligations under the Series C Preferred Securities. If and to the extent that the Corporation does not make payments on the Series C Subordinated Debentures, the Series C Issuer will not pay Distributions or other amounts due on its Series C Preferred Securities. The Series C Guarantee does not cover payment of Distributions when the Series C Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Series C Preferred Securities is to institute a Direct Action against the Corporation pursuant to the Indenture for enforcement of payment of such Distributions to such holder. The obligations of the Corporation under the Series C Guarantee are subordinate and junior in right of payment to all Senior Debt.


Sufficiency of Payments

               As long as payments of interest and other payments are made when due on the Series C Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Series C Preferred Securities, primarily because: (i) the aggregate principal amount of the Series C Subordinated Debentures is equal to the sum of the aggregate stated Liquidation Amount of the Series C Preferred Securities and Series C Common Securities; (ii) the interest rate and interest and other payment dates on the Series C Subordinated Debentures match the Distribution rate and Distribution and other payment dates for the Series C Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Series C Issuer except the Series C Issuer's obligations to holders of its Series C Securities; and (iv) the Trust Agreement further provides that the Series C Issuer will not engage in any activity that is not consistent with the limited purposes of the Series C Issuer.

               Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Series C Guarantee.


Enforcement Rights of Holders of the Series C Preferred Securities

               A holder of a Series C Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Series C Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Series C Issuer or any other person or entity.

               A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Series C Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Series C Subordinated Debentures would constitute an event of default under the Indenture.


Limited Purpose of the Series C Issuer

               The Series C Preferred Securities evidence a beneficial interest in the Series C Issuer, and the Series C Issuer exists for the sole purpose of issuing its Series C Preferred Securities and Series C Common Securities and investing the proceeds thereof in Series C Subordinated Debentures. A principal difference between the rights of a holder of a Series C Preferred Security and a holder of a Series C Subordinated Debenture is that a holder of a Series C Subordinated Debenture is entitled to receive from the Corporation the principal amount (or premium, if any) of and interest accrued on Series C Subordinated Debentures held, while a holder of the Series C Preferred Securities is entitled to receive Distributions from the Series C Issuer (or from the Corporation under the Series C Guarantee) if, and to the extent, the Series C Issuer has funds available for the payment of such Distributions.


Rights Upon Termination

               Upon any voluntary or involuntary termination, winding-up or liquidation of the Series C Issuer involving the liquidation of the Series C Subordinated Debentures, the holders of the Series C Preferred Securities will be entitled to receive, out of assets held by the Series C Issuer, the Liquidation Distribution in cash. See "Description of the Series C Preferred Securities--Liquidation Distribution upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Series C Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal, (or premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Series C Guarantee and has agreed to pay for all costs, expenses and liabilities of the Series C Issuer (other than the Series C Issuer's obligations to the holders of its Series C Preferred Securities), the positions of a holder of such Preferred Securities and a holder of the Series C Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

               The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Series C Preferred Securities. This summary addresses only the tax consequences to a person that acquires Series C Preferred Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which subject to United States federal income tax regardless of source (a "United States Person") and does not address the tax consequences to persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, persons that will hold Series C Preferred Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, persons whose functional currency is not the United States dollar or persons that do not hold Series C Preferred Securities as capital assets.

               The statements of law or legal conclusions set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Corporation and the Series C Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Series C Preferred Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Series C Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series C Preferred Securities. See "--Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the Series C Preferred Securities may differ from the treatment described below.

               PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES C PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.


Classification of the Series C Issuer

               Under current law and assuming compliance with the terms of the Trust Agreement, the Series C Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series C Preferred Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the original issue discount accrued with respect to the Series C Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Original Issue Discount". No amount included in income with respect to the Series C Preferred Securities is eligible for the dividends-received deduction.


Original Issue Discount

               Under the Indenture, the Corporation has the right to defer the payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. Because of this option, all interest payable on the Series C Subordinated Debentures will be treated as "original issue discount" ("OID") for federal income tax purposes. Accordingly, a Securityholder will recognize income (in the form of OID) on a daily basis under a constant yield method over the term of the Series C Subordinated Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable. (Subsequent uses of the term

"interest" in this summary shall include income in the form of OID.) The amount of OID that accrues in any semi-annual period (other than during an Extension Period) will equal approximately the amount of the interest that accrues on the Series C Subordinated Debentures in that semi-annual period at the stated interest rate.

               In the event that the interest payment period is extended, Securityholders will include interest in gross income in advance of the receipt of cash, and any Securityholders who dispose of the Series C Preferred Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Series C Issuer. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Series C Preferred Securities, and the amount of Distributions received by a Securityholder will reduce such Securityholder's tax basis in its Series C Preferred Securities.


Distribution of the Series C Subordinated Debentures to Holders of Series C Preferred Securities

               Under current law, a distribution by the Series C Issuer of the Series C Subordinated Debentures as described under the caption "Description of the Series C Preferred Securities--Liquidation of the Series C Issuer and Distribution of Series C Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series C Subordinated Debentures previously held indirectly through the Series C Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series C Preferred Securities before such distribution. A Securityholder will accrue interest in respect of the Series C Subordinated Debentures received from the Series C Issuer in the manner described above under "--Original Issue Discount".


Sales or Redemption of the Series C Preferred Securities

               Gain or loss will be recognized by a Securityholder on a sale of the Series C Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Series C Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on the Series C Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss.

               The Series C Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series C Subordinated Debentures. A Securityholder that disposes of its Series C Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series C Issuer for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Series C Subordinated Debentures through the date of disposition and to add such amount to its adjusted tax basis in its Series C Preferred Securities disposed of. Such Securityholder will recognize a capital loss on the disposition of its Series C Preferred Securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis in the Series C Preferred Securities (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.


Possible Tax Law Changes

               On February 6, 1997, the Budget Proposal was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. If this provision were to apply to the Series C Subordinated Debentures, the

Corporation would be unable to deduct interest on the Series C Subordinated Debentures. Under current law, the Corporation will be able to deduct interest on the Series C Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series C Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation, if certain conditions are met, to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 12, 2012 or to cause a redemption of the Series C Preferred Securities before March 15, 2007. See "Description of the Series C Subordinated Debentures--Tax Event or Capital Treatment Event Redemption" and "Description of the Series C Preferred Securities--Redemption".

               It is unclear whether an exercise by the Corporation of its right to shorten the maturity of the Series C Subordinated Debentures following a Tax Event would be a taxable event to holders of the Series C Preferred Securities.

Information Reporting to Securityholders

               Generally, income on the Series C Preferred Securities will be reported to Securityholders on Forms 1099, which forms should be mailed to Securityholders by January 31 following each calendar year.


Backup Withholding

               Payments made on, and proceeds from the sale of, the Series C Preferred Securities may be subject to a "backup" withholding tax of 31% unless the Securityholder complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the Securityholder's United States federal income tax, provided the required information is provided to the Internal Revenue Service on a timely basis.


                              ERISA CONSIDERATIONS

               The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before purchasing the Series C Preferred Securities a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code require that certain reporting and disclosure be made with respect to plan assets and investments, and still other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the Series C Preferred Securities should consult with its legal counsel concerning the legal implications of investing in the Series C Preferred Securities, especially in light of the issues discussed in the immediately succeeding paragraphs.

               An investment in Series C Preferred Securities by a Plan might result in the Series C Subordinated Debentures and any other assets of the Series C Issuer being deemed to constitute in whole or in part Plan assets, which in turn would mean that such assets would be subject to the reporting and disclosure rules of ERISA and the Code, might mean that the Plan fiduciary who decided to invest in the Series C Preferred Securities had delegated asset management responsibility and might mean that the purchase and certain underlying aspects of such investment, including the operation of the Series C Issuer, might be deemed prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines "plan assets". The U.S. Department of Labor has published regulations (the "Plan Asset Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a trust) for purposes of ERISA and the Code, if the Plan acquires an "equity interest" in such entity (such as by acquiring the Series C Preferred Securities). Under the Plan Asset Regulations, the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors", which are defined as Plans, individual retirement accounts and certain employee benefit plans not subject to ERISA (for example, non-U.S. or governmental plans). Neither the initial sales of the Series C Preferred Securities nor any subsequent transfers thereof will be monitored to ensure that the investment by "benefit plan investors" is below the 25% limit described above and, accordingly, an investing Plan's assets may be deemed to include the assets of the Trust.

               In light of the possibility of prohibited transactions, Plans cannot purchase the Series C Preferred Securities unless (i) they are represented in this regard by a "qualified professional asset manager" ("QPAM") as that term is defined in U.S. Department of Labor Prohibited Transaction Exemption ("PTE") 84-14, and other conditions to the applicability of PTE 84-14 to the purchase and holding of the Series C Preferred Securities are satisfied,
(ii) PTE 90-1 (for insurance company pooled separate accounts), (iii) PTE 91-38 (for bank collective funds), (iv) PTE 95-60 (for insurance company general accounts) or (v) PTE 96-23 (for in-house asset managers) applies. By purchasing the Series C Preferred Securities, the investing Plan is deemed to represent and agree that it is so represented and that such conditions are satisfied. In addition, if the Corporation was considered to be a fiduciary with respect to the Series C Issuer as a result of certain powers it holds (such as the power to remove and replace the property trustee and the administrative trustees), the optional redemption or acceleration of the Series C Subordinated Debentures could be considered prohibited transactions under Section 406(b) of ERISA and
Section 4975(c) (1)(E) of the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the Series C Preferred Securities, will be deemed to have directed the Series C Issuer to invest in the Subordinated Debentures and to have appointed the Property Trustee.

               Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to ERISA requirements but may be subject to somewhat similar provisions of other applicable federal or state law or legal restrictions on their ability to invest in the Series C Preferred Securities. Accordingly, governmental plans should consult with legal counsel prior to making an investment.

               THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE SERIES C ISSUER, THE CORPORATION, THE PROPERTY TRUSTEE OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SERIES C PREFERRED SECURITIES THAT SUCH INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                             SELLING SECURITYHOLDERS

               The Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford the holders of the Series C Preferred Securities the opportunity to sell such securities in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act. In order to avail itself of that opportunity, a holder must notify the Corporation in writing of its intention to sell Series C Preferred Securities and request the Corporation to file a supplement to this Prospectus or an amendment to the Registration Statement identifying such holder as a Selling Securityholder and disclosing such other information concerning the Selling Securityholder and the Series C Preferred Securities to be sold as may then be required by the Securities Act and the rules and regulations thereunder, as applicable. No offer or sale pursuant to this Prospectus may be made by any holder until such a request has been made and until any such supplement has been filed or any such amendment has become effective. The holders of Series C Preferred Securities who have made such a request and as to whom any such supplement has been filed or any such amendment has been filed or becomes effective are referred to herein as "Selling Securityholders". Since the Series C Preferred Securities are currently listed on PORTAL, the holder of the Series C Preferred Securities at the time such request has been made may differ from the holders as of the date hereof.


               The Corporation will from time to time supplement or amend this Prospectus to reflect the required information concerning any new or additional Selling Securityholders.

               The Corporation has agreed to bear all expenses (other than expenses incurred by any holder of Series C Preferred Securities, including fees and expenses of counsel and other advisors retained by such holder), in connection with the registration and sale of the Series C Preferred Securities covered by this Prospectus.

               The following table show the names of the Selling Securityholders, the shares of Series C Preferred Securities owned beneficially by each of them, as of May 27, 1997 (unless otherwise noted), the number of Series C Preferred Securities that may be offered by each of them pursuant to this Prospectus and the number of Series C Preferred Securities to be beneficially owned by each of them after completion of the offering pursuant to this Prospectus, assuming all of the shares of Series C Preferred Securities being offered hereby are sold in the offering.


                                                        Number of Series
                                                          C Preferred
                                                           Securities
                                                        Beneficially Owned      Number of Series     Number of Series C
                                                              as of               C Preferred       Preferred Securities
             Name of Selling                                 May 27,          Securities Offered     Beneficially Owned
              Securityholder                                 1997(1)                Hereby            After the Offering
-------------------------------------------------      -----------------   -------------------    ----------------------
Aetna Life Insurance Company Separate Account 76            4,000                4,000                       0

Aetna Life Insurance Company Separate Account 252           1,000                1,000                       0

Banner Life Insurance                                       2,000                2,000                       0

City of New York                                            3,000                3,000                       0

City of New York                                            7,900                7,900                       0

City of New York                                            11,600               11,600                      0

City of New York                                            12,500               12,500                      0

Orange County Employee's Retirement Trust Fund              1,000                1,000                       0

Salomon Brothers Inc                                        17,500               17,500                      0


Teachers Retirement System of the State of Illinois         13,000               13,000                      0

Warburg, Pincus Fixed Income Fund                           1,000                1,000

William Penn Life Insurance Company of New York             3,000                3,000                       0

                                                                         ------------------
      Total...............................                                      77,500                       0
                                                                         ==================

---------------

(1) For the purposes of this table, a person is deemed to have "beneficial ownership" of securities over which such person, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares (x) voting power (which includes the power to vote or to direct the voting of such securities) or (y) investment power (which includes the power to dispose or direct the disposition of such securities). A person is also deemed to be the beneficial owner of securities: (i) the beneficial ownership of which such person has the right, at any time within 60 days from May 27, 1997 (or such later date as noted in the above table), to acquire, including but not limited to any right to acquire through the exercise of options, warrants or rights, the conversion of a convertible security or the revocation or automatic termination of a trust or discretionary account or similar arrangement;
     (ii) the beneficial ownership of which such person has the right to acquire (as specified in (i)) at any time, where such right is acquired for the purpose, or with the effect, of changing or influencing control of the Corporation, or in connection with or as a participant in any transaction having such purpose or effect; or (iii) with respect to which such person, directly or indirectly, through the creation or use of a trust, a proxy, power of attorney, pooling arrangement or any other contract, arrangement or device purports to have divested himself of beneficial ownership or to have prevented the vesting of beneficial ownership as part of a scheme to evade the reporting requirements of Section 13(d) or (g) of the Securities Exchange Act of 1934. Beneficial ownership is given as of May 27, 1997 unless noted otherwise.

                              PLAN OF DISTRIBUTION

     The Series C Preferred Securities are outstanding securities and are being offered for sale from time to time pursuant to this Prospectus by the Selling Securityholders. The Series C Preferred Securities also may be sold pursuant to Rule 144 under the Securities Act.

     The distribution of the Series C Preferred Securities pursuant to this Prospectus may be effected from time to time in one or more transactions (which may involve block transactions) in transactions on PORTAL or in the over-the-counter market or on any national securities exchange or automated quotation system on which Series C Preferred Securities may be listed or quoted in the future, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise) or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, in each case as determined by the relevant Selling Securityholder. Each Selling Securityholder may effect such transactions by selling shares directly to their purchasers, through agents or to or through broker-dealers, and any such agents or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Selling Securityholder, from purchasers of shares for whom they may act as agents or from both sources (and such compensation may be in excess of customary commissions). The Selling Securityholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(1) of the Securities Act, and any commissions, and any profit on the resale of shares, received by the Selling Securityholders and any such broker-dealers may be deemed to be underwriting compensation.

               To the extent required at the time a particular sale of Series C Preferred Securities is made hereunder, the Corporation will make available to the relevant Selling Securityholder for delivery to the purchaser a supplement to this Prospectus that will include certain information about the sale, for example, with respect to the number of shares sold, the sale price, any participating broker-dealers and any discounts or commissions received thereby.

               The Corporation will bear all costs and expenses incurred by it in connection with the offering and sale of the Series C Preferred Securities pursuant to this Prospectus, but will not be responsible for any commissions, underwriting discounts or similar amounts payable in respect of any such sale, or for any other expenses incurred by the Selling Securityholders or any purchasers. Notwithstanding the foregoing, the Corporation and each Selling Securityholder have agreed to indemnify each other from certain liabilities relating to the offering made hereby, including liabilities under the Securities Act.

               In connection with a particular offering of Series C Preferred Securities pursuant to this Prospectus, participating underwriters or broker-dealers (if any), or their respective affiliates, may engage in passive market-making transactions in the Series C Issuer's Series C Preferred Securities on PORTAL in accordance with Rule 10b- 6A under the Exchange Act during the two business day period before commencement of such offering. Passive market-making transactions must comply with applicable volume and price limits and must be identified as such. In general, a passive market-maker may display its bid at a price not in excess of the highest independent bid for the security; if all independent bids are lowered below the passive market-maker's bid, however, such bid must then be lowered when certain purchase limits are exceeded.

               The Corporation has agreed with the Selling Securityholders to keep a Shelf Registration Statement, under which the Selling Securityholders may resell Series C Preferred Securities from time to time, effective until June 30, 1999 (or such earlier time as all Series C Preferred Securities have been sold thereunder or pursuant to Rule 144 under the Securities Act), except during certain limited circumstances. See "Registration Rights Agreement".

               Prior to the offering contemplated hereby, there has been no public market for the Series C Preferred Securities. The Initial Purchasers have advised the Corporation that they intend to make a market in the Series C Preferred Securities, but they are not obligated to do so and may discontinue any such market making at any time without notice. In addition, the market making may be limited during the pendency of the Shelf Registration Statement. Accordingly, there can be no assurance that an active market will develop for the Series C Preferred Securities.

     Dillon, Read & Co. Inc. serves as Quotation Agent with respect to the Series C Preferred Securities and in certain instances will calculate the Redemption Price thereof.


                          REGISTRATION RIGHTS AGREEMENT

               On March 12, 1997, the Corporation and the Series C Issuer entered into a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Corporation and the Series C Issuer agreed, at the Corporation's expense, for the benefit of the Initial Purchasers and the holders of the Series C Preferred Securities, the Series C Guarantee and the Series C Subordinated Debentures (together, the "Registrable Securities"), to file a registration statement (the "Shelf Registration Statement") with respect to the Registrable Securities.

               The Registration Rights Agreement provides that the Corporation and the Series C Issuer will (i) file with the Commission within 60 days after the date of issuance of the Registrable Securities the Shelf Registration Statement covering resales of the Registrable Securities, (ii) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after the date of the issuance of the Registrable Securities and (iii) use their reasonable best efforts to keep effective the Shelf Registration Statement until three years after the date it is declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Corporation or the Series C Issuer may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Corporation will provide to each holder of Registrable Securities copies of the Prospectus, which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities. A holder of Registrable Securities that sells such Registrable Securities pursuant to the Shelf Registration Statement has been required to be named as a selling security holder in the related Prospectus and to deliver a Prospectus to purchasers, is subject to certain of the civil liability provisions under the Securities Act in connection with such sales and is bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations.

               In the event that the Shelf Registration Statement has not been filed with the Commission within 60 days or, if so filed, has not been declared effective within 120 days following the Issue Date (each a "Registration Default"), a Registration Penalty (as defined herein) of 0.25% per annum of the principal amount of the Series C Subordinated Debentures will accrue until such Shelf Registration Statement is (i) filed with the Commission or (ii) declared effective by the Commission. In the event that the Shelf Registration Statement is not declared effective by the Commission 60 days following a Registration Default, an additional Registration Penalty of 0.25% (together with the initial Registration Penalty, not to exceed in the aggregate 0.50%) will accrue until such Registration Statement is declared effective.

               Also, in the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 60 days, whether or not consecutive, during any 12-month period, then a Registration Penalty will accrue at a rate per annum equal to one-half of one percent (0.50%) of the principal amount or Liquidation Amount, as applicable, from such 61st day until such time as the Shelf Registration Statement again becomes effective. At no time will a Registration Penalty in excess of 0.50% be payable pursuant to the provisions of the Registration Rights Agreement.

               The Corporation and the Series C Issuer have agreed in the Registration Rights Agreement to use their reasonable best efforts to cause the Series C Preferred Securities to be listed on the Nasdaq National Market or other national securities exchange upon effectiveness of the Shelf Registration Statement.

               The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement, a copy of which is available upon request from the Corporation.

                             VALIDITY OF SECURITIES

               Certain matters of Delaware law relating to the validity of the Series C Preferred Securities, the enforceability of the Trust Agreement and the formation of the Series C Issuer have been passed upon by Richards, Layton & Finger, special Delaware Counsel to the Corporation and the Series C Issuer. The validity of the Series C Guarantee and the Series C Subordinated Debentures have been passed upon for the Corporation by Sullivan & Cromwell and for the Underwriters by Simpson Thacher & Bartlett, (a partnership which includes professional corporations). Sullivan & Cromwell and Simpson Thacher & Bartlett have relied on the opinion of Richards, Layton & Finger as to certain matters of Delaware law. Certain matters relating to United States federal income tax considerations have been passed upon for the Corporation and the Series C Issuers by Sullivan & Cromwell.


                         INDEPENDENT PUBLIC ACCOUNTANTS

               The consolidated financial statements and schedules of the Corporation and subsidiaries appearing in the Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included therein and have been incorporated by reference into this Prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in giving said reports.

         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation or the Series C Issuer. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has not been a change in the affairs of the Corporation or the Series C Issuer since the date hereof.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
Notice to New Hampshire Residents.................              6
Available Information.............................              6
Incorporation of Certain Documents By
  Reference.......................................              7
Prospectus Summary................................              8
Risk Factors......................................             15
The Series C Issuer...............................             21
The Corporation...................................             22
Consolidated Ratio of Earnings to Fixed
  Charges (Excluding Preferred Stock
  Dividends) and Ratio of Earnings to
  Combined Fixed Charges and Preferred
  Stock Dividend Requirements.....................             24
Capitalization....................................             25
Use of Proceeds...................................             27
Federal Reserve Board Actions.....................             27
Accounting Treatment..............................             27
Description of the Series C Preferred
  Securities......................................             27
Description of the Series C Subordinated
  Debentures......................................             37
Book-Entry Issuance...............................             47
Description of the Series C Guarantee.............             48
Relationship Among the Series C Preferred
  Securities, the Series C Subordinated
  Debentures, the Expense Agreement and
  the Series C Guarantee..........................             51
Certain Federal Income Tax Consequences...........             53
ERISA Considerations..............................             55
Selling Securityholders...........................             57
Plan of Distribution..............................             59
Registration Rights Agreement.....................             60
Validity of Securities............................             61
Independent Public Accountants....................             61

                                      LOGO


                                Riggs Capital II


                                  ------------


                                  $200,000,000



                  8 7/8% Trust Preferred Securities, Series C



                                     200,000
                              Preferred Securities

                         (Liquidation Amount $1,000 per
                               Preferred Security)

                            Fully and Unconditionally
                                  Guaranteed by


                           Riggs National Corporation



                           --------------------------

                                   PROSPECTUS

                           --------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The estimated expenses in connection with the issuance and distribution of the securities being registered are:

Securities and Exchange Commission registration fee......................$60,610
Trustee's fee and expenses...............................................$46,000
Printing and engraving expenses.........................................$150,000
Legal fees and expenses of Registrant's Counsel.........................$250,000
Accounting fees and expenses.............................................$40,000
Blue Sky fees and expenses (including counsel fees).......................$4,000
Fees of rating agencies.................................................$130,000
Miscellaneous expenses...................................................$19,390
  Total.................................................................$700,000

Item 15.  Indemnification of Directors and Officers

         Section 15 of the General Corporation Law of the State of Delaware, Article Eleventh of the Corporation's Certificate of Incorporation and Section
14.1 of the Corporation's Bylaws provide for indemnification of the Corporation's directors and officers in a variety of circumstances which may include liabilities under the Securities Act.

         The general effect of the provisions in the Corporation's Certificate of Incorporation and Delaware General Corporation Law is to provide that the Corporation shall indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as directors or officers of the Corporation, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Corporation. With respect to legal proceedings by or in the right of the Corporation in which a director or officer is adjudged liable for improper performance of his duty to the Corporation or another enterprise which he served in a similar capacity at the request of the Corporation, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Corporation has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

         In addition, Article Eleventh of the Corporation's Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for: (i) breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct in paying illegal dividends or improperly purchasing or redeeming the Corporation's own stock; or (iv) any transaction in which the director obtains an improper personal benefit.

Item 16.  Exhibits

Exhibit
-------
1   *         --        Purchase Agreement
4(a)*         --        Certificate of Incorporation of the Corporation, as
                        amended
4(b)*         --        By-laws of the Corporation, as amended
4(c)*         --        Junior Subordinated Indenture between Riggs National
                        Corporation and The Bank of New
                        York, as Debenture Trustee
4(d)*         --        Certificate of Trust of Riggs Capital II
4(e)*         --        Trust Agreement of Riggs Capital II
4(f)*         --        Amended and Restated Trust Agreement of Riggs Capital II
4(g)*         --        Form of Series C Preferred Security Certificate for
                        Riggs Capital II (included in Exhibit 4(f))
4(h)*         --        Guarantee Agreement for Riggs Capital II
4(i)*         --        Form of Series C Subordinated Debenture
5(a)*         --        Opinion of Sullivan & Cromwell as to validity of the
                        Series C Subordinated Debentures and the Guarantee to be
                        issued by Riggs National Corporation
5(b)*         --        Opinion of Richards, Layton & Finger, special Delaware
                        counsel, as to validity of the Series C Preferred
                        Securities to be issued by Riggs Capital II
8   *         --        Opinion of Sullivan & Cromwell as to certain federal
                        income tax matters
12  *         --        Statement re: Computation of Consolidated Ratio of
                        Earnings to Fixed Charges (Excluding Preferred Stock
                        Dividends) and Ratio of Consolidated Earnings to Fixed
                        Charges and Preferred Stock Dividends
23(a)         --        Consent of Arthur Andersen LLP
23(b)*        --        Consent of Richards, Layton & Finger
23(c)*        --        Consent of Sullivan & Cromwell
24   *        --        Powers of Attorney (included in signature page)
25(a)*        --        Form T-1 Statement of Eligibility of The Bank of New
                        York to act as trustee under the Junior Subordinated
                        Indenture
25(b)*        --        Form T-1 Statement of Eligibility of The Bank of New
                        York to act as trustee under the Amended and Restated
                        Trust Agreement of Riggs Capital II
25(c)*        --        Form T-1 Statement of Eligibility of The Bank of New
                        York to act as trustee under the Guarantee for the
                        benefit of the holders of Series C Capital
     *Previously filed


Item 17.  Undertakings

         Each of the undersigned Registrants hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by each of the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering hereof.

         (5) That, for purposes of determining any liability under the Securities Act of 1933:

         (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424 (b) (1) or (4) or 487 (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on June 3, 1997.

                                     RIGGS NATIONAL CORPORATION


                                     /s/ LINDA A. MADRID
                                     ---------------------------------
                                     Name: Linda A. Madrid
                                     Title: Managing Director of Legal Affairs
                                     and Corporate Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

                                        Title                        Date
                    *                   CHAIRMAN OF THE BOARD        June 3, 1997
--------------------------------------  AND CHIEF EXECUTIVE
(Joe L. Allbritton)                     OFFICER

                    *                   PRESIDENT                    June 3, 1997
--------------------------------------
(Timothy C. Coughlin)

/s/ JOHN L. DAVIS                       CHIEF FINANCIAL OFFICER      June 3, 1997
--------------------------------------  (PRINCIPAL FINANCIAL AND
(John L. Davis)                         ACCOUNTING OFFICER)


                    *                   DIRECTOR                     June 3, 1997
--------------------------------------
(Barbara B. Allbritton)

                    *                   DIRECTOR                     June 3, 1997
--------------------------------------
(Robert L. Allbritton)

                    *                   DIRECTOR                     June 3, 1997
--------------------------------------
(Frederick L. Bollerer)

                    *                   DIRECTOR                     June 3, 1997
--------------------------------------
(Calvin Cafritz)

                    *                   DIRECTOR                     June 3, 1997
--------------------------------------
(Charles A. Camalier, III)

                    *                   DIRECTOR                     June 3, 1997
--------------------------------------
(Ronald E. Cuneo)

                    *                   DIRECTOR                     June 3, 1997
--------------------------------------
(Floyd E. Davis, III)

                                        Title           Date
                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Jacqueline C. Duchange)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Michela A. English)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(James E. Fitzgerald)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Heather S. Foley)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(David J. Gladstone)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Lawrence I. Hebert)

                                        DIRECTOR
--------------------------------------
(Michael J. Jackson)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Timothy A. Lex)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Leo J. O'Donovan, S.J.)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Steven B. Pfeiffer)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(John A. Sargent)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Robert L. Sloan)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(James W. Symington)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Jack Valenti)

                    *                   DIRECTOR        June 3, 1997
--------------------------------------
(Eddie N. Williams)

*Linda A. Madrid, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed herewith with the Securities and Exchange Commission.

By: /s/ LINDA A. MADRID
    -------------------------------
Linda A. Madrid, Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, Riggs Capital II, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on June 3, 1997.

                                       RIGGS CAPITAL II


                                       By: RIGGS NATIONAL CORPORATION,
                                         as Depositor

                                       /s/ LINDA A. MADRID
                                       -----------------------------------
                                       Name: Linda A. Madrid
                                       Title: Managing Director of Legal Affairs
                                       and Corporate Secretary

                                  EXHIBIT INDEX

Exhibit
-------

1*            --        Purchase Agreement
4(a)*         --        Certificate of Incorporation of the Corporation, as
                        amended
4(b)*         --        By-laws of the Corporation, as amended
4(c)*         --        Junior Subordinated Indenture between Riggs National
                        Corporation and The Bank of New York, as Debenture
                        Trustee
4(d)*         --        Certificate of Trust of Riggs Capital II
4(e)*         --        Trust Agreement of Riggs Capital II
4(f)*         --        Amended and Restated Trust Agreement of Riggs Capital II
4(g)*         --        Form of Series C Preferred Security Certificate for
                        Riggs Capital II (included in Exhibit 4(f))
4(h)*         --        Guarantee Agreement for Riggs Capital II
4(i)*         --        Form of Series C Subordinated Debenture
5(a)*         --        Opinion of Sullivan & Cromwell as to validity of the
                        Series C Subordinated Debentures and the Guarantee to be
                        issued by Riggs National Corporation
5(b)*         --        Opinion of Richards, Layton & Finger, special Delaware
                        counsel, as to validity of the Series C Preferred
                        Securities to be issued by Riggs Capital II
8*            --        Opinion of Sullivan & Cromwell as to certain federal
                        income tax matters
12*           --        Statement re: Computation of Consolidated Ratio of
                        Earnings to Fixed Charges (Excluding Preferred Stock
                        Dividends) and Ratio of Earnings to Fixed Charges and
                        Preferred Stock Dividends
23(a)         --        Consent of Arthur Andersen LLP
23(b)*        --        Consent of Richards, Layton & Finger
23(c)*        --        Consent of Sullivan & Cromwell
24*           --        Powers of Attorney (included in signature page)
25(a)*        --        Form T-1 Statement of Eligibility of The Bank of New
                        York to act as trustee under the Junior Subordinated
                        Indenture
25(b)*        --        Form T-1 Statement of Eligibility of The Bank of New
                        York to act as trustee under the Amended and Restated
                        Trust Agreement of Riggs Capital II
25(c)*        --        Form T-1 Statement of Eligibility of The Bank of New
                        York to act as trustee under the Guarantee for the
                        benefit of the holders of Series C Capital

* Previously Filed
